FORM 1-A DISCLOSURE FORMAT

PART II

OFFERING CIRCULAR

Groundfloor Real Estate 1, LLC.

Twelve Series of Limited Recourse Obligations

Totaling $1,721,960

Dated: October 13, 2020

This Post-Qualification Offering Circular Amendment No. 17 (this “PQA”), made on the Form 1-A disclosure format, amends the offering circular of Groundfloor Real Estate 1, LLC, dated November 15, 2019, as qualified on November 27, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $1,721,960 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Real Estate 1, LLC. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices and mailing address are located at 600 Peachtree Street, Suite 810, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$0.00	N/A	$0.00	N/A
Total Maximum	$1,721,960	N/A	$1,721,960	N/A

(1) We estimate all expenses for this Offering to be approximately $1,000, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-11094) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.

2.	Amended Form 1-SA, for Groundfloor Real Estate 1, LLC, covering the periods ending July 30, 2020 and July 30, 2019.

3.	Form 1-SA, for Groundfloor Finance Inc., covering the periods ending July 30, 2020 and July 30, 2019.

4.	Part II of the Post-Qualification Amendment # 14.

5.	Part II of the Post-Qualification Amendment # 15.

6.	Part II of the Post-Qualification Amendment # 16.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 98 and 101 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
422 NIAGRA STREET, PARK FOREST, IL 60466	$65,920
10246 ELMHURST DRIVE, JACKSONVILLE, FL 32218	81,860
132 HARRISON STREET, LAKE WALES, FL 33859	82,070
506 WEST BROAD ST., GRIFFIN, GA 30223	122,740
720 BAYARD STREET, ATLANTA, GA 30344	122,740
4862 CHURCHILL DRIVE, JACKSONVILLE, FL 32208	142,800
445 SUZANNE DRIVE, JACKSONVILLE, FL 32218	144,300
2800 BAYARD STREET, EAST POINT, GA 30344	153,750
196 WADLEY STREET NORTHWEST, ATLANTA, GA 30314	160,970
235 HOLLY RD NW, ATLANTA, GA 30314	167,210
386 E NIELDS STREET, WEST CHESTER, PA 19380	191,730
692 IRA STREET SOUTHWEST, ATLANTA, GA 30310	285,870
Total	$1,721,960

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-211.

PROJECT SUMMARIES FOR PQA NO. 17

Purpose Loan Position Total Loan Amount Repayment Terms $ 6 920 _ . . $115,000 08/26/2020 89.3% Purchase Date Project Cost (!) .., .... .::tt View larger map Blackhawk 'f. .§ z Click here to view the LRO Agreement ••S' Map data ©2020 .Terms of Use ; Report a map error Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project II 1' - 1 2 II II 4 $145K 11 CONTAINED THEREINI<;HELPH-' ,WE-DONOT USE IT AS THE SOLE BASIS F-ORA fUNDING DE-CISlO"-THE-COMPANY PLAYE-D NOROLl: IN THE-PREPARATIO!\, Of ANY OF-THE-VAluATIONSOlJRCFS OR ANY OTHER MATERIALS PROVIDE-DBY THE-BORROWER. WHILE-WE BE-LIE-VI: THE-DA.,.A *, INFORMATION BELOW ISSUPPLIED BY THE BORROWER ANDIS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATIONSUPPLIED IS ACCURATE. PRESTIGE HOUSING SOLUTIONS INC.FINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 03/2312016 Gross Margin% (!) PRINCPI AL Peter Fasoranti FOCUS Fix & Flip Loans Funded (!) Loans Repaid (!) Per Year (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) 182%1,_ 9_m_on_th_s_ . l$lOOK :.ending2019 38.56% $322K $147.9K $217K Reportingpe·iod:2019 Report'ngdate:06 30120 UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on August 26, 2020 by Groundfloor Finance Inc.("Groundfloor;'"we," "us;·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The borrower has had late repayments,but has repaid all loans in full, with all interest and fees due. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15, 2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. MI SCELLANEOUS Address: 422 NIAGARA STREET,PARK FOREST,IL 60466 ---IiiElementary School 2 (The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Nauvoo 51Borrower intends to sell the property to repay the Groundfloor loan. alala Elementary School Go gle " .""""'" f'hO'\r"\,...1 INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) A I I Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps After Repair Value (ARV) (!) $115,000 $73,420 0% ----Skin-in-the- First Lien LoanCushion (!) Game (!) Purchase Price ® $39,900 Loan To ARV (!}57.3% Loan To Total VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance} LoanTo ARV Score (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW RateProjected TermLoanToARV Loan Amount Investors L F_ir_s_t L_ie_n_---'IIS, BORROWER Prestige Housing Solutions Inc. Peter Fasoranti - principal Click here to view the LRO Agreement INVEST NOW r---8'-a.l:.l._o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

1860 BORROWER L FINANCIAL OVERVIEW - Skin-in-the-Game (!) 10 Project Cost PROPERTY DESCRIPTION Address: 1D246 ELMHURST DRIVE, JACKSONVILLE,FL32218 C"amping World1!,\ Borrower intends to sellthe property to repay the Groundfloor loan. Map data ®2020 Google 1 Terms of U$€' -Repo(t a map error MISCELLANEOUS BORROWER SUMMARY BORROWERS REPRESENTAND WARRANT THAT INFORMATION SUPPUED IS ACCURATE. Total Debt (!) Revenue (!) Jared Weegmann Compl eted Projects Average Project CONTAINEDTHEREINIS HELPFULWE DONOT USE IT AS THE SOLE BASISFORA FUNDING DECISION. THECOMPANYPLAYED NO ROLE IN THE PREPARATIONOF ANY OF THE VALUATION SOURCES ORANY OTHERMATERIALS PROVIDED BYTHE BORROWER.WHILE WE BELIEVE THE DATA WEEGMAN PROPER TIES, llCFINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 09/24/2019 Gross Margin% (!) ' IPRINCIPALGROUNDFLOOR HISTORY *HISTORICAL AVERAGES FOCUS Buy &Hold Loans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) '-----1 o JII oII 1 II $15.6K On Time Average Project Average Total Repayment (!) Time (!) Project Costs (!) IN/A'-l 12_m_o_n_th_s__,ll$12.9K Reportingperiod:three years ending 2019 N/A Reportingperiod:2019 Reportingdate:06/30/20 UNLESS NOTED WITHA * ,INFORMATIONBELOW ISSUPPUED BYTHE BORROWERAND ISNOT VERIAED. PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on August 31,2020by Groundfloor Finance Inc.("Groundfloor;·"w e "us or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to del ays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not compl eted or sold any projects in the past year.As such,the Borrower's average revenue,costs, and margins cannot be calculated. • Please consuIt the OfferingCircular for further discussion of generaI risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closingcosts typically range from $500 to $1500. • Unless otherwise limited by applicable l aw,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the OfferingCircular SEC FILING INFORMATION • The seri es of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the OfferingCircular dated November 15,2019 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Pl atform. Pbtasant Dr The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon compl etion,the of Jacksonville T Cotrthugf! Dr 0••Go gleClick here to view the LRO Agreement INVEST NOW As Complete (ARV) $117,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After Repair Value {ARV) (!) $117,000 $13,240 TotalProject Costs (!) $103,760 0% ---Skin-in-the-First Lien Loan Cushion (!) Game (!) Purchase Price$81,960 LoanTo ARV70.0% Purchase Date08/31/2020LoanTo Tota78.9% l (!) (!) (!) VALUATION REPORTS The followingfactors determine in part how the loan was graded: {in descending order of importance) Loan To ARV Score (!) 10 Quality of ValuationReport4 Location 8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS RateProjected TermLoan ToARV Loan AmountInvestors PurposeLoan Position TotalLoan Amount Repayment Terms F_i_rs_t_L_ie_n ,l I$8 ,;-:.:..:B:..:1a1"-oc..:o.::.n.::..:..p...::.:.:acy..m::.::.e._n__t -p_ -rinc_i_p_al_a_n_d_i_nte_r_e_s-t-, . . returned on repayment/ due at maturity. Weegman ProQerti es,LLC Jared Weegmann - principal Click here to view the LRO Agreement INVEST NOW Purchase & Renovation

2 070 ------------------------------------------------------------Project Cost (!) SO,St .. !!l View larger map Dollar General9 QShell II. m .. , The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the 0 tyters .. 5 1 ?".. .. 1-$ Ulke Blvc < l l @) c f :r. Warne Map data ©2020 Terms of Use · Report a map err'or Click here to view the LRO Agreement Value of Properties (!)Total Debt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project 1'-1_11 II 1 1 II $147.6K THE COMPANY PLAYED NO ROLE IN THE PREPARATION 01' ANY OF THE VALUATION SOURCES OR Af'.lY OTHR MATERIALS PROVIDED BY THE. BORROWE.R.WHILE WE BELIEVE THE DATA CONTAINED fHERE:IN IS I IE:LPFUL,WE DO NOT USE IT AS THE SOLE BAIS'UISN'DINGA DECISION. * ,INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED IS ACCURATE. AMEERA INVESTMENTS, LLCFINANCIAL DATAPROJECTS/ REVENUE DATE OF FORMATION * OV17!2012 Gross Margin% (!) PRINCIPAL Tauheedah Muhammad FOCUS Fix& Flip Loans Funded (!)Loans Repaid (!)Per Year (!)Revenue (!) On Time Average ProjectAverage Total Repayment (!)Time (!)Project Costs (!) 1100%I._ 7_m_on_th_s_ , l$1004K Rt::po tmg penod· •hree years ending 2019 38.0% $96K Reportingperiod:2019 Reportingdate:06/30/20 UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on August 28, 2020 by Groundfloor Finance Inc.("Groundfloor:·"we:' "us:'or "our") or wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 17 to the Offering Circular dated November 15,2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. PROPERTY DESCRIPTION 0! ·ktffer't'M';;t;Address: 132 HARRISON STREET,LAKE WALES,FL 33859 "0',.. "..'.Borrower intends to sell the property to repay the Groundfloor loan. f"' "'5 Po,n1•l),s.Go gle} § §c '•n 1St !1'/o, INVEST NOW As Complete (ARV) $125,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) Loan ToARVScore (!)10 Quality of Valuation Report4 Skin-in-the-Game (!)10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) (!)$125,000 $96,570 0% . Skin-in-the·First Lien LoanCushion (!) Game(!) Purchase Price (!) $35,000 Loan To ARV (!} 65.7% Purchase Date 08/28/2020Loan To Total84.4% RateProjected TermLoanToARV Loan Amount Investors PurposeLoan Position Total Loan Amount Repayment Terms __ _ F_ir_st_u__en_ JII $S , BORROWER . . L Ameera Investments, LLC Tauheedah Muhammad - principal Click here to view the LRO Agreement INVEST NOW ,---8:.a-1l'o-_o_n_p_a_y_m_e_n_t _ p--rin--cip-a_l_a_n_d_in-t ere-s-t-, returned on repayment I due at maturity. Purchase& Renovation

Purpose Loan Position TotalLoan Amount Repayment Terms $ 122 740 _ . . ------------------------------------------------------------Project Cost z ":;'. .. V1ew larger map z !a The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion.the i !a ; tl z KrystalzD 0 W N T 0 W z sa Go g!eDrive-thru ATM) 1..,.1 Value of Properties (!) TotalDebt (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project C.ONTAIN£:0 fHE:RE IN ISHELPFUL. WE DO NOT USE: If AS THE SOLE BASIS fORA FUNDIN<:. DE:<.ISION. fH£: COMPANY PLAYE-D NO ROLE IN THE PRE PARAfiON Of ANY Of THE: VALUAfiON SOURCES OR ANY OTHER MAfE:RIALSPROVIDEDBY fH£: BORROWER.WHIL E WE BEL IEVE fHE DArA * 'INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED IS ACCURATE VICI NIA HOMES llCFINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 08/25/2018 Unsold Inventory (!) Aged Inventory (!) Gross Margin % (!) I ' PRINCIPAL William Brunstad FOCUS Single FamilyLoans Funded (!) Loans Repaid (!) PerYear (!)Revenue (!) IL...1JIIo I I4 II$56.2K On Time Average Project Average Total Repayment (!) Time (!) Project Costs (!) IN/A IL--_3_m_on_th_s_ JII$37.3K ,ending ?019 31.0% 48 $1.4M $215.2K $899.4K Re JOrti'lg per'od:2019 Reporf 'lg date·06 30/20 UNLESS NOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on July 17,2020 by Groundfloor Finance Inc.("Groundfloor;' "we:·"us;·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive.and therefore subject to delays and other unexpected issues. • The renovation willrequire permitting,and permits may not be obtained on time or may be denied. • This is a collateral loan secured by three properties,506 West Broad St.,Griffin,GA, 30223,512 West Broad St..Griffin,GA. 30223,and 516 West Broad St., Griffin,GA,30223.The ARV represents the combined value of all properties. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law.we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15.2019 (each.as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the InternalFilings Directory located on our Platform. sa z W OulllyStEoAddress: 506 WEST BROAD ST,GRIFFIN,GA 30223 WIIQht St !a Ei zBorrower intends to sell the property to repay the Groundfloor loan. McDonalds eBank of Amenca {wrth @ Map data @2020 Terms of Use Report a map error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $180,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps Certi fied Independent Appraisal VALUATION REPORTS The following factors determine in part how the loan was graded: (indescendingorder of importance) LoanToARVScore (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 0 10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) (!) $180,000 TotalProject Costs (!) $122,740 0% ---Skin-in-the- First Lien LoanCushion(!) Game(!) Purchase Price $80,000 LoanToARV )68.2% Loan To Total Purchase Date 07/17/2020!1oo.o% 1 RateProjected TermLoanToARV Loan Amount Investors L _F_ir_st_L_i_en_---I' I , , BORROWER Vicinia Homes LLC William Brunstad - principalClick here to view the LRO Agreement INVEST NOW .---8--:a.l:.l_o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d-in_t_ere-s-t--returned on repayment I due at maturity. Purchase& Renovation

Purpose Loan Position TotalLoan Amount Repayment Terms $122 740 , _ . . Click here to view the LRO Agreement Borrower Experience 5 Project Cost ".". View larger map ••• .l The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Athletic ./> )> •< 0Go gle1'f4f.._.,. SA Recyc TotalDebt (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Average Project Completed Projects 1,_ 0_11 I I'-_ II ° N/A --------' C.ONTAINW Tf-iEREINIS HELPF-UL W£: DONOT USE IT AS Tf1E SOLE BASIS F-ORA FUNDING DE-CISION. THE-COMPANY PLAYE.D NO ROLE: N THE: PREPARATION OF ANY OF-THE-VALUATION SOURCE-S OR ANY OTHE:R MATERIALS PROVIU£:0BY THE-BORROWER. WHIL £:WE BE-LIE-VE: THE: UATA *, INFORMATION BELOW ISSUPPLIEDBY THE BORROWER ANDIS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATIONSUPPLIEDIS ACCURATE. PRAEMIA INVESTMENTS INC.FINANCIAL DATAPROJECTS/REVENUE DATE OF FORMATION * 02/04/2019 Unsold Inventory (!) Aged Inventory (!) Gross Margin% (!) PRINCIPAL Aaron Trotter FOCUS Fix& Flip Loans Funded (!) Loans Repaid (!) Per Year (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) IN/A IN/A IIN/A ending2019 Reportingperiod:2019 Reoortingdate:06 30/20 UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on September 4,2020 by Groundfloor Finance Inc.("Groundfloor;·"we," "us;·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year.As such, the Borrower's average revenue,costs,and margins cannot be calculated. • The Principal has not yet completed or sold any projects. As such, the Principal's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15, 2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. MISCELLANEOUS : 3Address: 720 BAYARD STREET,ATLANTA,GA 30344 c John D.Milner ComplexBell Ave Borrower intends to sell the property to repay the Groundfloor loan. <;. ·l' Map data ©2020 Terms of Use Report a map error Click here to view the LRO Agreement ling INVEST NOW ; PROPERTY DESCRIPTION As Complete (ARV) $215,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps After Repair Value {ARV) (!) $215,000 $153,740 0% ----Skin-in-the- First Lien LoanCushion (!) Game(!) Purchase Price $103,000Loan ToARV (!} 57.1% Purchase Date 09/04/2020Loan To Total 79.1% VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) LoanTo ARV Score (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 10 Location... 8 Borrower Commitment (!)1 GRADE FACTORS FINANCIAL OVERVIEW RateProjected TermLoanToARV Loan Amount Investors L F_ir_s_t L_ie_n_---'II BORROWER Praemia Investments Inc. Aaron Trotter - principal INVEST NOW ,--B-:.a-l'l-o-_o_n_p_a_y_m_e_n_t _ p-rin--cipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

Purpose Loan Position TotalLoan Amount Repayment Terms $142 800 , BORROWER _ . . ------------------------------------------------------------Project Cost 4862 CHURCHILL DRIVE,JACKSONVILLE, FL 32208 Address: mino·s Pizza T Complex and Legends... Click here to view the LRO Agreement A Map data ©2020 Terms of Use Report a map error Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project 1'-4_11 II 3 4 II $148K 1 I II 100% 4 months $51.5K CONTAINED THEREINISH LPFU ,WEDONOT USE IT AS THE SOLE BA<;IS FORA FUNDING DECISION THE COMPANY PLAYED NO ROLE N THFPREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDEDBY THE BORROWER. WHILE WE BELIEVE THEDATA *, INFORMATION BELOW ISSUPPLIEDBY THE BORROWER ANDIS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATIONSUPPLIEDIS ACCURATE. TMC FAMILY HOLDINGS, LLCFINANCIAL DATAPROJECTS/REVENUE DATE OF FORMATION * 03/16/2016 PRINCIPAL Alvin Young FOCUS Fix & Flip Loans Funded (!) Loans Repaid (!) Per Year (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) ---------------' ending2019 Reportingperiod:2019 Reoortingdate:06 30/20 UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on August 28, 2020 by Groundfloor Finance Inc.("Groundfloor;·"we;'"us;·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15, 2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. ,..., e View larger map HARBOR j>J<:hert Av., The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. ft Bob Hayes Sports Go gle INVEST NOW As Complete (ARV) $200,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The followingfactors determine in part how the loan was graded: {in descendingorder of importance} LoanTo ARV Score (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 0 10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value {ARV) (!) $200,000 TotalProject Costs (!) $142,800 Skin-in-the- First Lien LoanCushion (!) Game(!) Purchase Price $80,000 LoanToARV (!}71.4% Loan To Total Purchase Date 08/28/2020l1oo.o% 1 0% ---RateProjected TermLoanToARV Loan Amount Investors L F_ir_s_t L_ie_n_---'II TMC FamilY. Holding, LLC Alvin Young - principal Click here to view the LRO Agreement INVEST NOW ,--B-:.a-l'l-o-_o_n_p_a_y_m_e_n_t _ p-rin--cipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

• . . TMC FamilY. Holding, LLC ----------------------------------------------------------------------------------------------------------------------Game G) $193,500 09/09/2020 Purchase Date 1 Project Cost ,s.> Address: 445 SUZANNE DRIVE,JACKSONVILLE,FL32218 ! .;: San MateoO Country Borrower intends to sell the property to repay the Groundfloor loan. verao. Click here to view the LRO Agreement Map data ©2020 Terms of Use Report a map error BORROWER SUMMARY BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED IS ACCURATE. Value of Properties G)Total Debt G) Completed Projects G) Revenue G) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES ' Alvin Young r e Completed ProjectsAverage Project I._ 4_11 II 3 4 II $148K 1 I._ 4_m_on_th_s__,ll 100% $51.SK CONTAINED THERf:IN 15 HELPFUL,WE DO NOTU5E IT AS THE SOLE BAS'S FOR A F-UNDING DEC15ION. HE DATA THE COMPANY PLAYEDNO ROLE IN THE PRE-PARAToON OF-ANY OF THfVALUAT ONSOURCE.SORANYOTHFRMATERIAL.!. PROVIDED BY THE BORROWER. WH LE WE BELIEVE TMC FAMILY HOLDINGS, LLCFINANCIAL DATA PROJECTS I REVENUE DATE OF FORMATION * 03/14/2016 PRINCIPAL FOCUS Fix&FiipLoans Funded G)Loans Repaid G)PerYear G)Revenue G> On Time Average ProjectAverage Total Repayment G)Time G)Project Costs G) sending 2019 Reporting period:2019 Repo 'tingdate: 06 '30120 UNLESS NOTED WITH A * ,INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on September 9,2020 by Groundfloor Finance Inc.("Groundfloor;·"we·;"us;'or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue,costs, and margins cannot be calcuIated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principalamount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 17 to the Offering Circular dated November 15,2019 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. PROPERTY DESCRIPTION - View larger map The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the seor !<'ThE Elementary School Y Go gle INVEST NOW As Complete (ARV) ·-·-.- Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) Loan ToARVScore G)10 QualityofValuation Report 4 Skin-in-the-Game G)0 10 Location 8 Borrower Experience 5 Borrower Commitment G)1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) G)$193,500 $144,300 0% --------------------------------Skin-in-the-First Lien Loan Cushion G) Purchase Price $88,500 LoanToARV74.6% Loan To Total l1oo.o% Rate Projected Term LoanToARVLoan Amount Investors Purpose Loan PositionTotal Loan AmountRepayment Terms BORROWER _ F_ir_s_tu__en_ JII $144 300 L Alvin Young - principal Click here to view the LRO Agreement INVEST NOW ,----8-:.a,l_lo_o_n_p_a_y_m_e_n_t - p--rin--cipa_l_a_n_d in_t_ere-s-t--, returned on repayment I due at maturity. Purchase& Renovation

Purpose Loan Position TotalLoan Amount Repayment Terms $l 53 750 BORROWER _ . . ----------------------------------------------------------------------------------------------------------------------Project Cost Address: 2800 BAYARD STREET,EAST POINT,GA 30344 Wellstar Atlanta ffi 010 t Value of Properties (!)TotalDebt (!) Completed Projects (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project ].._o .ll o Single Family CONTAINE-D THERfiN IS HELPFUL WE DO NOT USE IT AS THE: SOLE BASIS F-ORAFUNDIN<J DE:CISION. THE COMPANYPLAYE-DNOROLE IN THE PREPARATION OF-ANY OF THE:VALUATIONSOURCESORANYOTHERMATE-RIALSPROVIDfDBY THE BORROWER.WHILE WE BELIEVE THE DATA BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED IS ACCURATE JC HOUSE FLIPPERS, LLCFINANCIAL DATAPROJECTS/REVENUE .. Q DATE OF FORMATION * 06/07/2020 Gross Margin% (!) PRINCIPAL Yuliya Anishchanka FOCUS Loans Funded (!)Loans Repaid (!)PerYear (!) Revenue (!) I I2II $339K On Time Average ProjectAverage Total Repayment (!)Time (!)Project Costs (!) IN/A1... 6 _m_on_th_s_--'11$266.5K .ending2019 21.0% $2.7M Repo -t'-g perioc:20. Repo1 :g date:06 30/20 UNLESS NOTED WITHA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on September 8, 2020 by Groundfloor Finance Inc.("Groundfloor ·"we;•"uso; r "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. ClOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVElOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FlUNG INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15,2019 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the Internal Filings Directory located on our Platform. • View larger mapMed1calCenter South 't" The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. RIVER LylefweBlou Map data @2020 Tenns of Use Report amap err()( Click here to view the LRO Agreement INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $220,000 Broker 's Price Opinion Borrower Provided Appraisal Borrower Provided Comps Certi fied Independent Appraisal VALUATION REPORTS The following factors determine in part how the loan was graded: (indescendingorder of importance) LoanToARVScore (!)10 Quality of Valuation Report4 Skin-in-the-Game (!)0 10 Location8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) (!)$220,000 $153,750 0% ---------------------------Skin-in-the- First Lien LoanCushion (!) Game(!) Purchase Price $112,000LoanToARV 69.9% Loan To Total Purchase Date 09/08/2020! 1oo.o% 1 $153,750 RateProjected TermLoanToARV Loan Amount Investors L _ F_ir_st_L_i_en_---I' I, JC House Fli)2)2ers, LLC Yuliya Anishchanka - principal Click here to view the LRO Agreement INVEST NOW .-----:a8-.l:.l_o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d-in_t_ere-s---,t returned on repayment I due at maturity. Purchase& Renovation

Purpose Loan Position Total Loan Amount Repayment Terms $l 6 970 _ . . Project Cost (!) .. vi View larger map PansySt# Borrower intends to sell the property to repay the Groundfloor loan. Go,..gle'rt."'• . ""' Click here to view the LRO Agreement Map data ©2020 Terms of Use Report a map error TotalDebt (!) Revenue(!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project I.._0 _11 II ° 2 II $172.7K CONTAINED THEREINISHELPFt. ,WE DONOT LiSE IT AS THE SOLE BASIS FORA FUNDING DECISIO HE COMPANY PLAYEDNO ROLE IN THE PREPARATIOOF ANY OF HEVALJATIONSOt.RCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THEDATA BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ATOOZY INVESTMENT GROUP, LLCFINANCIAL DATAPROJECTS / REVENUE DATE OF FORMATION * 12/23/2019 Unsold Inventory (!) Aged Inventory (!) Gross Margin% (!) PRINCIPAL John Clarke FOCUS Fix&FiipLoans Funded (!) Loans Repaid (!) PerYear (!) Revenue® On Time Average ProjectAverage Total Repayment(!)Time (!) Project Costs (!) IN/AI._ 7_mo_n_th_s_ . l$124.3K rsending2019 53.0% $143K Reporting period:2019 Report'ngdate:06. 30/20 ' INFORMATION BELOW IS SUPPLIED BYTHE BORROWER ANDIS NOT VERIFIED. UNLESS NOTEDWITH A BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on August 26, 2020 by Groundfloor Finance Inc.("Groundfloor;'"we;·"us;·or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15, 2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. MISCELLANEOUS • ""'-tora Or NWAddress: 196 WADLEY STREET NORTHWEST,ATLANTA, GA 30314 \ •Anderson Park q The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the DIXI coa....rjo< >s,.. .(<F' INVEST NOW 4 PROPERTY DESCRIPTION As Complete (ARV) $230,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps $230,000 0% ----Skin-in-the- First Lien LoanCushion(!) Game(!) Purchase Price 0 $110,000LoanToARV70.0% Purchase Date08/26/2020Loan To Total86.6% Certified Independent Appraisal VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) LoanTo ARV Score (!) 10 Quality of Valuation Report 4 Skin-in-the-Game (!) 10 Location8 Borrower Experience5 Borrower Commitment (!) 1 GRADE FACTORS FINANCIAL OVERVIEW RateProjected TermLoanToARV Loan Amount Investors L F_ir_s_t L_ie_n_---'II0, BORROWER ATOOZY INVESTMENT GROUP, LLC John Clarke - principalClick here to view the LRO Agreement INVEST NOW r---8'-a.l:.l._o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

Purpose Loan Position Total Loan Amount Repayment Terms $167 210 , _ . . ------------------------------- Borrower Experience 5 ------------------------------Project Cost (!) View larger mapBar & Lounge City of Refuge 9 The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the ..t %4 Bapttst Church Y :1': TotalDebt (!) Revenue (!) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed ProjectsAverage Project I I. I._ 0 _11 ° II N/A CONTAINED THEREINIS HELPF-v ,WE: DONOT USE. Ir AS THE SOLio BASIS F-ORA FUNDINC, DtCISION. •Ht COMPANY PLAYEDNOROLE:. IN THE:. PREPARATION OF ANYOFTHt VALuATION SOuRC.tSORANYOTHERMATERIALS PROVIDED BY fH[BORROWER. WHILE WE BElltVE: THE DATA T6 LIFESTYLE INVESTORS LLCFINANCIAL DATAPROJECTS/ REVENUE DATE OF FORMATION * 10/01/2018 PRINCIPAL Tandalayia Murphyr , FOCUS Single FamilyLoans Funded (!)Loans Repaid (!)PerYear (!)Revenue (!) On Time Average ProjectAverage Total Repayment (!)Time (!)Project Costs (!) IN/A I._ N_AI _ _.JIIN/A ending 2019 nr Reportingperiod: 2019 Reportingdate:06/30/20 MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on September 02, 2020 by Groundfloor Finance Inc.("Groundfloor;· " we:· "us," or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property. If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year.As such, the Borrower's average revenue,costs,and margins cannot be calculated. • The Principal has not yet completed or sold any projects. As such, the Principal's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15, 2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. u1:..nurcn T -DeJa Vu SportsAddress: 235 HOLLY RD NW. ATLANTA ,GA 30314 IPSON FOOD & GAS zBorrower intends to sell the property to repay the Groundfloor loan. .f'e"q'Hunter Hill First 0 .!J <J.Go gle Map data ©2020 Google Terms of Use Report a map error Click here to view the LRO Agreement INVEST NOW As Complete (ARV) $260,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Camps VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance} LoanTo ARV Score (!)10 Quality of Valuation Report4 Skin-in-the-Game (!)10 Location8 Borrower Commitment (!) 01 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) (!) $260,000 Total Project Costs (!)$188,210 0% ----Skin-in-the- First Lien LoanCushion (!) Game(!) Purchase Price (!)$90,000 Loan To ARV (!} 64.3% Purchase Date09/02/2020Loan To Total88.4% RateProjected TermLoanToARV Loan AmountInvestors L F_ir_s_t L_ie_n_---'II BORROWER T6 Lifestv.le Investors LLC Tandalayia Murphy - principal Click here to view the LRO Agreement INVEST NOW r---8'-a.l:.l._o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

Purpose Loan Position Total Loan AmountRepayment Terms $1 9!, 730 _ . . - Skin-in-the-Game (i) 10 09/11/2020 89.5% Purchase Date Project Cost d View larger map Value of Properties (i) TotalDebt (i) Completed Projects (i) Revenue (i) GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Completed Projects Average Project 1'-2_11 II 1 3 II $190K --------' CONTAINED THEREINIS HELPFUL,WEDONOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION THE COMPANY PLAYED NO ROLE N THEPREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDEDBY THE BORROWER. WHIL f WE BFLIFVE THF DATA ERH CAPITAl PARTNERS llCFINANCIAL DATA PROJECTS/ REVENUE DATE OF FORMATION * 10/15/2017 Unsold Inventory (i) Aged Inventory (i) Gross Margin% (i) PRINCIPAL Robert Fazio FOCUS Fix& Flip Loans Funded (i) Loans Repaid (i) Per Year (i) Revenue (i) On Time Average ProjectAverage Total Repayment (i) Time (i) Project Costs (i) 1100%I12 months II $140K , ending 2019 Reporting period:2019 Report·ngdate:06 30/20 PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on September 11, 2020 by Groundfloor Finance Inc.("Groundfloor;·"we;·"us," or "our") or a wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year.As such, the Borrower's average revenue,costs,and margins cannot be calculated. • Please consult the OfferingCircular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the OfferingCircular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15, 2019 (each,as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the InternalFilings Directory located on our Platform. Address: 386 E NIELDS STREET,WEST CHESTER,PA 19380 Sartomerej)The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Scott Honda of West Chester Click here to view the LRO Agreement INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $292,500 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps $292,500 Total $213,230 0% ----Skin-in-the- First Lien loanCushion (i) Game (i) Purchase Price $140,000 Loan To ARV (i) 65.5% Loan To Total VALUATION REPORTS The followingfactors determine in part how the loan was graded: (in descendingorder of importance) LoanTo ARV Score (i) 10 Quality of Valuation Report 4 Location 8 Borrower Experience 5 Borrower Commitment (i) 1 GRADE FACTORS FINANCIAL OVERVIEW Rate Projected Term LoanToARV Loan Amount Investors L F_ir_s_t L_ie_n_---'II BORROWER Click here to view the LRO Agreement ERH CaQital Partners LLC Robert Fazio - principal INVEST NOW ,--B-:.a-l'l-o-_o_n_p_a_y_m_e_n_t _ p-rin--cipa_l_a_n_d_in-tere-s-t--, returned on repayment I due at maturity. Purchase & Renovation

Purpose Loan Position TotalLoan Amount Repayment Terms $ 285 870 _ . . ------------------------------------------------------------0.. " :; n :; 0. ., 8 ::J Comfort Inn., Downtowr "' leritage Station 9 !!I "' Click here to view the LRO Agreement ,_, _ _ _ _ Map data @2020 Google Terms of Use Report amaperr()( Value of Properties (!) TotalDebt (!) Completed Projects (!) Revenue (!) HISTORICAL AVERAGES GROUNDFLOOR HISTORY * Completed Projects Average Project ].._o .ll o II $78.6K I I 2 1.. 5_m_ont_h_s_ .ll I N/A $61.7K CONTAINED THERfiN IS HELPFUL WE DO NOT USE IT AS THE: SOLE BASIS F-ORAFUNDIN<J DE:CISION. THE COMPANYPLAYE-DNOROLE IN THE PREPARATION OF-ANY OF THE:VALUATIONSOURCESORANYOTHERMATfRIALSPROVIDfDBY THE BORROWER.WHILE WE BELIEVE THE DATA * 'INFORMATIONBELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED IS ACCURATE NEB, LLCFINANCIAL DATAPROJECTS/REVENUE Report·'gelate:06 30/20 ...9 DATE OF FORMATION * 01/07/2020 PRINCIPAL Christopher Lopez FOCUS Fix&FiipLoans Funded (!) Loans Repaid (!) PerYear (!) Revenue (!) On Time Average ProjectAverage Total Repayment (!) Time (!) Project Costs (!) .ending2019 Re :><>"t.,g perioo:20 UNLESS NOTED WITHA BORROWER SUMMARY PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on August 28,2020 by Groundfloor Finance Inc.("Groundfloor·:"we:· "us:·or "our") or wholly-owned subsidiary of Groundfloor.The Borrower is now in possession of the property.If this offering is fully subscribed,Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive,and therefore subject to delays and other unexpected issues. • The renovation will require permitting,and permits may not be obtained on time or may be denied. • The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue,costs,and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. • We do not take a "spread" on any part of the interest payments. • Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law,we will charge a penalty of up to 2% for any extension made to the Borrower.See "Fees and Related Expenses" in the Offering Circular SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.17 to the Offering Circular dated November 15,2019 (each,as amended and supplemented from time to time),including the documents incorporated by reference therein.You may access and review these documents on the InternalFilings Directory located on our Platform. f View larger map Address: 692 IRA STREET SOUTHWEST,ATLANTA. GA 30310 The Borrower intends to use the loan proceeds to purchase and renovate the property.Upon completion, the s:0Borrower intends to sell the property to repay the Groundfloor loan. "' !a !::' !a Apartments _Go gler . ., INVEST NOW PROPERTY DESCRIPTION As Complete (ARV) $410,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps Certified Independent Appraisal VALUATION REPORTS The following factors determine in part how the loan was graded: (indescendingorder of importance) LoanToARVScore (!) 10 Quality of Valuation Report4 Skin-in-the-Game (!) 10 Location8 Borrower Experience5 Borrower Commitment (!)1 GRADE FACTORS FINANCIAL OVERVIEW After Repair Value (ARV) (!) $410,000 TotalProject Costs (!) $330,870 0%----Skin-in-the- First Lien LoanCushion (!) Game(!) Purchase Price $250,000LoanToARV 69.7% Purchase Date 08/28/2020Loan To Total 85.8% Project Cost RateProjected TermLoanToARV Loan Amount Investors BORROWER L _ F_ir_st_L_i_en_---I' I, NEB.LLC Christopher Lopez-principal Click here to view the LRO Agreement INVEST NOW .-----:8a.l:.l_o_o_n_p_a_y_m_e_n_t - pr-inc-ipa_l_a_n_d-in_t_ere-s---,t returned on repayment I due at maturity. Purchase& Renovation

RISK FACTORS

The following information updates and amends the information in the section titled “Risk Factors” beginning on page 10 of the Offering Circular:

Economic, social and other disruptions caused by outbreaks of viruses or other diseases may adversely affect the business and operations of Groundfloor Real Estate 1, which may adversely affect your investment in the Limited Recourse Obligation.

The business and operations of Groundfloor Real Estate 1 could be materially and adversely affected by the outbreak of health epidemics, including the spread of the novel coronavirus COVID-19, particularly if occurring in areas where Developers derive a significant amount of revenue or profit. While the impact of such an outbreak on the global economy is uncertain, such an event could significantly impact the real estate and fintech lending industries and severely disrupt the operations of Groundfloor Real Estate 1. Such event may also have a material adverse effect on the business, financial condition and results of operations of Groundfloor Real Estate 1, which could adversely affect your investment in the Limited Recourse Obligations.

DESCRIPTION OF THE BUSINESS OF GRE 1 AND OF GROUNDFLOOR FINANCE

Overview

GRE 1 and Groundfloor Finance

The following information updates and amends the information in the section titled “GRE 1 and Groundfloor Finance” beginning on page 30 of the Offering Circular:

Groundfloor Finance operates an online investment platform (the “Platform”) designed to source financing for real estate development projects. Through the Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Developer”) can obtain financing. The Platform focuses on the commercial lending market for developers of residential and small commercial real estate projects that are not owned and occupied by the Developer. Proceeds from the loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. Groundfloor Finance operates the Groundfloor Platform, facilitates due diligence and underwriting reviews, coordinates payment to and from investors and developers, manages loan advances, and administers, services and collects on the loans that it originates.

In connection with the Platform, Groundfloor Finance operates several subsidiaries with distinct functions. Subsidiaries help us isolate credit risks, legal risks, and other operational risks. This protects our investors, customers, and employees. Below is a list of our primary operating entities, including management structure, and function.

•	Groundfloor Finance Inc. (“GFI”). GFI is a Georgia corporation and is our main operating entity. It is managed by our executive team and governed by our board of directors (see “Management” section starting on page 33). GFI develops, owns, and operates the Groundfloor web platform, and associated technology IP.

•	Groundfloor Holdings GA LLC (“GFH”). GFH is a single member Georgia limited liability company. It is managed by GFI. It has access to a warehouse credit facility provided by ACM Alamosa DA LLC. Its sole purpose is to originate loans identified by its manager. It originates loans from its credit facility. Loans typically stay on its balance sheet for up to 30 days before being sold to GRE1 or GRE2.

•	Groundfloor Real Estate 1, LLC (“GRE1”). GRE1 is a single member Georgia limited liability company. It is managed by GFI and Nick Bhargava, Executive Vice President, Secretary, and Acting Chief Financial Officer of GFI. Its purpose is to select and acquire loans from GFH. Once loans have been identified for acquisition, GRE1 will sell Limited Recourse Obligations (LROs) to investors which correspond to the identified loan. It will use these funds to acquire and service the loan for the duration of the loan.

•	Groundfloor Real Estate 2, LLC (“GRE2”). GRE2 is a single member Georgia limited liability company. It is managed by GFI. Its purpose is to select and acquire loans from GFH. Once loans have been identified for acquisition, GRE2 will sell securities to institutional purchasers which correspond to the identified loan. It will use these funds to acquire and service the loan for the duration of the loan.

•	Groundfloor Properties GA, LLC (“GFGA”). GFGA is a single member Georgia limited liability company. It is managed by GFI. Its purpose is to manage distressed assets that have been acquired by affiliated companies in the course of exercising creditor rights. It conducts the majority of foreclosures that may be required by either GRE1 or GRE2.

Summary Financial Information

The following information updates and replaces the information in the section titled “Summary Financial Information” beginning on page 78 of the Offering Circular on Form 1-A dated November 15, 2019 and qualified on November 27, 2019:

The unaudited condensed statements of operations data set forth below with respect to the six months ended June 30, 2020 and June 30, 2019 are derived from, and are qualified by reference to, the unaudited condensed consolidated financial statements included in this Offering Circular and should be read in conjunction with those unaudited condensed consolidated financial statements and notes thereto.

	Six Months Ended June 30,
	2020	2019
Loan servicing revenue	$36,316	$-
Net interest income:
Interest income	113,672	-
Interest expense	(113,672)	-
Net interest income	-	-
Net revenue	36,316	-
Cost of revenue	-	-
Gross profit	-	-
Operating expenses:
General and administrative	36,316	-
Total operating expenses	36,316	-
Income from operations	-	-
Net income	$-	$-

Our consolidated financial statements for the years ended December 31, 2019 include a going concern note from our auditors. Since Groundfloor’s inception, Groundfloor has financed its operations through debt and equity financings. Groundfloor intends to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

DESCRIPTION OF THE COMPANY’S BUSINESS

We incorporate by reference the section titled “Description of the Company’s Business,” in the Offering Circular on Form 1-A dated November 15, 2019 and qualified on November 27, 2019.

MANAGEMENT DISCUSSION AND ANALYSIS FOR GROUNDFLOOR REAL ESTATE 1, LLC

(Unaudited, June 30, 2020 and june 30, 2019)

The following information updates and replaces the information in the section titled “Management Discussion and Analysis” beginning on page 78 of the Offering Circular:

You should read the following discussion in conjunction with our consolidated financial statements and the related notes and the section entitled “Description of the Company’s Business” elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Results of Operations

Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,
	2020	2019
Loan servicing revenue	$36,316	$-
Net interest income:
Interest income	113,672	-
Interest expense	(113,672)	-
Net interest income	-	-
Net revenue	36,316	-
Cost of revenue	-	-
Gross profit	36,316	-
Operating expenses:
General and administrative	36,316	-
Total operating expenses	36,316	-
Income from operations	-	-
Net income	$-	$-

Net Revenue

Net revenue for the six months ended June 30, 2020 and 2019 was $36.3 thousand and $0, respectively. The Company serviced 65 and 0 developer loans during the six months ended June 30, 2020 and 2019, respectively. Loan servicing revenue are fees incurred in servicing the developer’s loan.

Gross Profit

Gross profit for the six months ended June 30, 2020 and 2019 was $36.3 thousand and $0, respectively. Cost of revenue consists primarily of vendor costs associated with facilitating and servicing loans.

General and Administrative Expense

General and administrative expense for the six months ended June 30, 2020 and 2019 were $36.3 thousand and $0, respectively, an increase of $36.3 thousand. General and administrative expenses consists primarily of costs incurred in servicing developer loans.

Net Income

We did not generate any net income during the six months ended June 30, 2020 and 2019.

Liquidity and Capital Resources

The consolidated financial statements included in this Offering Circular have been prepared assuming that the Company will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company incurred a net loss for the years ended December 31, 2019 and December 31, 2018, and has an accumulated deficit as of December 31, 2019 of $21.5 million. Since our inception, the Company has financed its operations through debt and equity financing from various sources. The Company is dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the six months ended June 30, 2020	For the six months ended June 30, 2019
Operating activities	$(36,316)	$-
Investing activities	(6,818,106)	-
Financing activities	7,828,295	-
Net (decrease) in cash	$973,873	$-

Net cash used in operating activities for the six months ended June 30, 2020 and 2019 was $36.3 thousand and $0, respectively. Net cash used in operating activities includes costs incurred in servicing loans to developers.

Net cash used in investing activities for the six months ended June 30, 2020 and 2019 was $6.8 million and $0, respectively. Net cash used in investing activities primarily represents loan payments to developers, net of repayments, and proceeds from sale of real estate properties held for sale.

Net cash provided by financing activities for the six months ended June 30, 2020 and 2019 was $7.8 million and $0, respectively. Net cash provided by financing activities primarily represents proceeds from the issuance of LROs to investors through the Groundfloor Platform offset by repayments of LROs to investors.

 Material Trends, Events, and Uncertainties

Despite COVID-19, funding of draws on outstanding loans to developers has remained relatively steady in March through the end of June 30, 2020, as much of the Southeast United States, where our borrower projects are concentrated, did not require cessation of construction projects. To date, we have not had significant difficulty funding our operations through LRO offerings, other Regulation A offerings, and other financing sources. We continue to see adequate credit performance in our Loan portfolio, and see robust demand for Loans by commercial borrowers. Our retail investment channel continues to invest in LROs on our platform and we continue to sell a relatively small number of loans to institutional purchasers. Moreover, our technology platform has enabled the Company to deploy a work from home environment for its employees, such that work continues more or less normally.

As a result, the Company has not yet experienced material changes in the funding amounts provided to developers due to material trends, events and uncertainties, including COVID-19. However, if the economic impacts of COVID-19 are sustained through the end of 2020 and into the first quarter of 2021, our business may be materially impacted. As of the date of this Offering Circular, the extent to which the COVID-19 pandemic may materially impact the amounts of funding provided to developers and the Company’s financial condition, liquidity or results of operations is uncertain.

MANAGEMENT DISCUSSION AND ANALYSIS FOR GROUNDFLOOR REAL ESTATE 1, LLC

(AUDITED, DECEMBER 31, 2019 and DECEMBER 31, 2018)

The following information supplements the information in the section titled “Management Discussion and Analysis” beginning on page 78 of the Offering Circular:

You should read the following discussion in conjunction with our consolidated financial statements and the related notes and the section entitled “Description of the Company’s Business” elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Groundfloor Finance maintains and operates the Groundfloor Platform for use by Groundfloor Finance and its subsidiaries, including GRE 1, to provide real estate development investment opportunities to the public. Originally formed as Fomentum Labs LLC, a North Carolina limited liability company, in January 2013, Groundfloor Finance converted into a North Carolina corporation on July 26, 2013 under the name GROUNDFLOOR Inc. Effective August 5, 2014, Groundfloor Finance changed the domiciliary state of the corporation to Georgia under the name Groundfloor Finance Inc.

LRO Program

Groundfloor Finance began offering LROs through the Groundfloor Platform in September 2015 pursuant to an offering statement (File No. 024-10440) that was qualified on August 31, 2015. Groundfloor Finance subsequently qualified two additional offering statements: the second (File No. 024-10488) was qualified on October 29, 2015 and the third (File No. 024-10496) was qualified on December 15, 2015. Beginning in mid-January 2016, Groundfloor Finance began qualifying additional series of LROs through PQAs to the offering statement qualified on December 15, 2015. Groundfloor Finance (or its affiliates) may from time to time elect to offer and sell LROs pursuant to other exemptions from federal and state registration requirements. From May through June 2017, Groundfloor Real Estate 1, LLC (“GRE 1”), a wholly-owned subsidiary of Groundfloor Finance, offered LROs through the Groundfloor Platform pursuant to an offering statement (File No. 024-10670) that was qualified that same month. In January 2018, Groundfloor Finance’s offering circular (File No. 024-024-10753) was qualified by the SEC under Tier 2 of Regulation A.

Status of LROs Across Groundfloor Entities

Table 1:

Total Loans Currently Repaid 12/31/2019	A	B	C	D	E	F	G
Loans Paid at or Before Maturity (1)	80	129	236	98	5	0	0
Loans Paid Following Workout (2)	1	26	50	20	2	0	1
Loans Paid Following Fundamental Default (3)	3	17	29	13	0	1	0

(1)	Loans paid at or before maturity have paid in full with all interest due through the date of repayment.

(2)	Loans paid following workout have paid in full, past the dated maturity, but with all interest due through the date of repayment.

(3)	Loans paid after fundamental default have paid without full interest, partial principal, and / or full principal loss.

Other than the defaults referenced above, Groundfloor is not aware of any adverse business developments that have occurred in the course of its operations.

GRE 1

Results of Operations

Summary Financial Information

The consolidated statements of operations data set forth below with respect to the fiscal year ended December 31, 2019 and December 31, 2018 are derived from, and are qualified by reference to, the consolidated financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto.

Fiscal Year Ended December 31, 2019 and 2018

	For the year ended December 31,
	2019	2018
Loan servicing revenue	$7,045	$5,200
Net interest income:
Interest income	-	95,899
Interest expense	-	(95,899)
Net interest income	-	-
Net revenue	7,045	5,200
Cost of revenue	-	3,250
Gross profit	7,045	1,950
Operating expenses:
General and administrative	7,045	1,950
Total operating expenses	7,045	1,950
Income from operations	-	-
Net income	$-	$-

Our consolidated financial statements for the years ended December 31, 2019 include a going concern note from our auditors. Since Groundfloor’s inception, Groundfloor has financed its operations through debt and equity financings. Groundfloor intends to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

Net Revenue

Net revenue for the years ended December 31, 2019 and 2018 was $7.0 thousand and $5.2 thousand, respectively. The Company serviced 2 and 7 developer loans during the years ended December 31, 2019 and 2018, respectively. Loan servicing revenue are fees incurred in servicing the developer’s loan.

Gross Profit

Gross profit for the years ended December 31, 2019 and 2018 was $7.0 thousand and $2.0 thousand, respectively. The increase in gross profit was due to an increase of $1.8 thousand in net revenue, coupled with an decrease in cost of revenue of $3.0 thousand. Cost of revenue consists primarily of vendor costs associated with facilitating and servicing loans.

General and Administrative Expense

General and administrative expense for the years ended December 31, 2019 and 2018 were $7.0 thousand and $2.0 thousand, respectively, a decrease of $3.2 thousand or 61.8%. General and administrative expenses consists primarily of management fees charged by Parent in reimbursement of servicing costs paid by Parent.

Net Income

Net income for the years ended December 31, 2019 and 2018 was $0 and $0, respectively.

Liquidity and Capital Resources

The consolidated financial statements included in this Offering Circular have been prepared assuming that Parent will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Parent be unable to continue as a going concern.

The Company has retained earnings as of December 31, 2019 and 2018, of $0. Since our inception, the Company has financed its operations through debt and equity financing from various sources. The Company is dependent upon raising additional capital or seeking additional equity financing to fund its current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the year ended December 31, 2019	For the year Ended December 31, 2018
Operating activities	$(7,045)	$-
Investing activities	23,569	2,757,421
Financing activities	(34,924)	(3,126,721)
Net (decrease) in cash	$(18,400)	$(369,300)

Net cash used in operating activities for the years ended December 31, 2019 and 2018 was $7.0 thousand and $0, respectively. Net cash used in operating activities includes loan servicing costs.

Net cash provided by investing activities for the years ended December 31, 2019 and 2018, was $23.6 thousand and $2.8 million, respectively. Net cash provided by investing activities primarily represents repayment of loans to developers and proceeds from sales of properties held for sale.

Net cash used in financing activities for the years ended December 31, 2019 and 2018, was $34.9 thousand and $3.1 million, respectively. Net cash used in financing activities primarily represents proceeds from the issuance of LROs to investors through the Groundfloor Platform offset by repayments of LROs to investors.

Material Trends, Events, and Uncertainties

Despite COVID-19, funding of draws on outstanding loans to developers has remained relatively steady in March through the end of May 2020, as much of the Southeast United States, where our borrower projects are concentrated, did not require cessation of construction projects. To date, we have not had significant difficulty funding our operations through LRO offerings, other Regulation A offerings, and other financing sources. We continue to see adequate credit performance in our Loan portfolio, and see robust demand for Loans by commercial borrowers. Our retail investment channel continues to invest in LROs on our platform and we continue to sell a relatively small number of loans to institutional purchasers. Moreover, our technology platform has enabled the Company to deploy a work from home environment for its employees, such that work continues more or less normally.

As a result, the Company has not yet experienced material changes in the funding amounts provided to developers due to material trends, events and uncertainties, including COVID-19. However, if the economic impacts of COVID-19 are sustained through the summer of 2020 and into the fall of 2020, our business may be materially impacted. As of the date of this Offering Circular, the extent to which the COVID-19 pandemic may materially impact the amounts of funding provided to developers and the Company’s financial condition, liquidity or results of operations is uncertain.

MANAGEMENT DISCUSSION AND ANALYSIS FOR GROUNDFLOOR FINANCE INC.

(UNaudited, For the period ending june 30, 2020 and june 30, 2018)

You should read the following discussion in conjunction with Groundfloor’s unaudited condensed consolidated financial statements and the related notes and the section entitled “Description of the Company’s Business” elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Groundfloor Finance Inc. (“Groundfloor” or “Groundfloor Finance”) maintains and operates the Groundfloor Platform for use by us and Groundfloor subsidiaries to provide real estate development investment opportunities to the public. Groundfloor was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2014. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2014, and converted into a North Carolina corporation on July 26, 2014. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of our common stock. Effective August 5, 2015, Groundfloor changed its domiciliary state to Georgia under the name Groundfloor Finance Inc. The unaudited condensed consolidated financial statements include Groundfloor’s wholly-owned subsidiaries, including Groundfloor GA (as defined below), which was created for the purpose of financing real estate properties in Georgia, Holdings, which was created for the purpose of facilitating our loan advance program by entering into the Revolver, and GRE 1, which sold and issued LROs through the Groundfloor Platform from May to July 2017.

Funding Loan Advances

To date, the Company has entered into the following financial arrangements designed to facilitate Loan advances.

In November 2016, the Company entered into the Revolver credit facility to fund Loan advances (as defined below). The terms of the credit facility are as follows: Interest accrues at the greater of 10.0% per annum or the weighted average annual interest rate of the Loans then held by Holdings which have been originated with proceeds from the credit facility. The revolving credit facility was originally limited to $1.5 million with an option to increase the limit to $15.0 million (under certain circumstances). In March 2020, in connection with the novel coronavirus pandemic and the related tightening of credit markets, GROUNDFLOOR’s creditor informed the Company that it would cease funding of draws on the Revolver for an undefined period of time and replace the lost financing by expanding on other existing sources of lending capital, most importantly the GROUNDFLOOR Notes program. In response, the Company developed a plan to repay the outstanding principal and accrued interest on the Revolver. The outstanding principal and accrued interest on the Revolver were repaid in full in June 2020 and no outstanding balance remains as of June 30, 2020. At the time of issuance of these condensed consolidated financial statements, the future of the Revolver credit arrangement remains unknown.

On January 11, 2017, Groundfloor entered into the ISB Note (as defined below) for a principal sum of $1.0 million, which was subsequently increased to $2.0 million, for the purpose of using the proceeds for our loan advance program, but may use the proceeds for other purposes in our sole discretion. The outstanding principal and accrued interest on the ISB Note were repaid in full in September 2019.

Starting in November 2018, Groundfloor entered into various GROUNDFLOOR Notes, secured promissory notes, with accredited investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The principal outstanding as of June 30, 2020 was $16.3 million.

In November and December 2019, Groundfloor entered into various short-term, secured promissory notes with accredited investors. Proceeds from the notes are used by the Company for originating, buying, and servicing loans to developers for the purpose of building, buying, and rehabilitating single family and multifamily structures, or buying land for commercial purposes. The aggregate principal outstanding of these loans as of December 31, 2019, was $1.3 million; those loans were repaid in full at maturity during the six months ended June 30, 2020 and no balance remains outstanding as of June 30, 2020.

Financial Position and Operating History

In connection with their audit for the year ended December 31, 2019, our auditors expressed substantial doubt about our ability to continue as a going concern due to our losses and cash outflows from operations. To strengthen our financial position, Groundfloor have continued to raise additional funds through convertible debt and equity offerings.

Groundfloor has a limited operating history and have incurred a net loss since our inception. Our net loss was $1.3 million for the six months ended June 30, 2020. To date, Groundfloor has earned limited revenues from origination and servicing fees charged to borrowers in connection with the loans made by the Company and its wholly-owned subsidiaries GRE 1 and Groundfloor GA corresponding to the LROs and Georgia Notes. Groundfloor has funded our operations primarily with proceeds from our convertible debt and preferred stock issuances, which are described below under “Liquidity and Capital Resources”. Over time, Groundfloor expects that the number of borrowers and lenders, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in this Offering Circular will not be used to directly finance our operations. Groundfloor will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, Groundfloor collects origination and servicing fees on Loans Groundfloor is able to make to Developers, which Groundfloor recognizes as revenue. The more Loans Groundfloor is able to fund through the proceeds of our offerings, the more fee revenue Groundfloor will make. With increased fee revenue, our financial condition will improve. However, Groundfloor does not anticipate this increased fee revenue to be able to fully support our operations through the next twelve months.

Groundfloor’s operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance its operations until Groundfloor reach profitability and become cash-flow positive, which Groundfloor does not expect to occur before 2020. Groundfloor’s operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before Groundfloor reaches profitability.

Groundfloor completed its Series A Financing in December 2015, through which Groundfloor raised an aggregate of approximately $5.0 million (including the cancellation of the 2015 Bridge Notes (as defined below). Groundfloor raised an aggregate of $2.1 million as of December 31, 2017 through Groundfloor’s 2017 Note Financing (as defined below). Groundfloor has raised approximately $4.2 million in a 2018 Common Stock Offering, $3.1 million in a 2019 Common Stock Offering, and $0.5 million in a 2020 Common Stock Offering, as well as $3.6 million through Groundfloor’s 2019 Note Offering, in order to fund operations. See “Liquidity and Capital Resources” below.

Results of Operations

Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,
	2020	2019
Non-interest revenue:
Origination fees	$1,552,929	$1,216,642
Loan servicing revenue	845,695	752,162
Total non-interest revenue	2,398,624	1,968,804
Net interest income:
Interest income	5,210,695	2,854,020
Interest expense	(3,968,122)	(2,245,280)
Net interest income	1,242,573	608,740
Net revenue	3,641,197	2,577,544
Cost of revenue	(320,372)	(328,706)
Gross profit	3,320,372	2,248,838
Operating expenses:
General and administrative	1,465,993	940,396
Sales and customer support	1,293,443	1,264,973
Development	402,005	356,836
Regulatory	172,352	189,068
Marketing and promotions	443,067	591,799
Total operating expenses	3,776,860	3,343,072
Loss from operations	(456,035)	(1,094,234)
Interest expense	846,976	1,018,025
Net loss	$(1,303,011)	$(2,112,259)

Net Revenue

Net revenue for the six months ended June 30, 2020 and 2019 was $3.6 million and $2.6 million, respectively. The Company facilitated the origination of 187 and 285 developer loans during the six months ended June 30, 2020 and 2019, respectively. Origination fees and loan servicing revenue were earned related to the origination of these developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.0% to 6.0%. The fees are deducted from the loan proceeds at the time of issuance. Loan servicing revenue re fees incurred in servicing the developer’s loan. Additionally, Groundfloor incurred net interest income during the loan advance period. The increase in net interest income is due to the increase in overall portfolio size as the Company originated 38% more loans than the previous period. Groundfloor expects operating revenue to increase as its loan application and processing volume increases.

Gross Profit

Gross profit for the six months ended June 30, 2020 and 2019 was $3.3 million and $2.2 million, respectively. The increase in gross profit was due to $1.1 million in additional net revenue, with no material change in cost of revenue. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the six months ended June 30, 2020 and 2019 were $1.5 million and $0.9 million, respectively, an increase of $0.6 million or 67.0%. General and administrative expenses consists primarily of employee compensation cost, professional fees, consulting fees and rent expense.

Sales and Customer Support

Sales and customer support expense for the six months ended June 30, 2020 and 2019 were $1.3 million and $1.3 million, respectively. Sales and customer support expense consists primarily of employee compensation cost. Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in developer acquisition and customer support required to support its growth.

Development Expense

Development expense for the six months ended June 30, 2020 and 2019 were $0.4 million and $0.4 million, respectively. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the six months ended June 30, 2020 and 2019 held consant at $0.2 million for both periods. Regulatory expense consists primarily of legal fees and compensation cost required to maintain SEC and other regulatory compliance. Groundfloor expects regulatory expense may increase due to the additional expense related to qualifying our offerings with the SEC, including our transition to Tier 2 under Regulation A, which will require complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the six months ended June 30, 2020 and 2019 were $0.4 million and $0.6 million, respectively, a decrease of $0.2 million or 33.3%. Marketing and promotions expense consists primarily of consulting expense, compensation cost as well as promotional and advertising expense. The decrease was primarily due to a decrease in investor and borrower acquisition.

Interest Expense

Interest expense for the six months ended June 30, 2020 and 2019, excluding interest paid on limited recourse obligations and GROUNDFLOOR Notes, was $0.8 million and $1.0 million, respectively, a decrease of $0.2 million. The company incurred $0.5 million in interest expense warehousing loans on the Revolver. Cash paid for interest on the Revolver was $0.6 million in the six months ended June 30, 2020. Interest expense related to the 2019 Subordinated Convertible Notes (as defined below) of $0.3 million was recognized during the six months ended June 30, 2020. Interest expense related to the 2017 Subordinated Convertible Notes (as defined below) of $0.2 million was recognized during the six months ended June 30, 2019.

Net Loss

Net loss for the six months ended June 30, 2020 and 2019 was $1.3 million and $2.1 million, respectively, a net loss decrease of $0.8 million or 38.1%. Operating expense consist primarily of compensation cost, legal fees, consulting and subcontractor cost as well as advertising and promotional expense. Operating expense for the six months ended June 30, 2020 and 2019 was $3.8 million and $3.3 million, respectively, an increase of $0.5 million. Operating expenses increased as the Company increased headcount and compensation costs compared to the prior period.

Liquidity and Capital Resources

The unaudited condensed consolidated financial statements included in this Offering Circular have been prepared assuming that Groundfloor will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor be unable to continue as a going concern.

Groundfloor incurred a net loss for the six months ended June 30, 2020 and 2019, and have an accumulated deficit as of June 30, 2020 of $22.8 million. Since our inception, Groundfloor have financed our operations through debt and equity financing from various sources. Groundfloor are dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the six months ended June 30, 2020	For the six months ended June 30, 2019
Operating activities	$(1,840,077)	$(2,593,030)
Investing activities	(4,052,906)	(13,615,640)
Financing activities	5,024,612	17,186,827
Net decrease in cash	$868,371	$978,157

Net cash used in operating activities for the six months ended June 30, 2020 and 2019 was $1.8 million and $2.6 million, respectively. Net cash used in operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash used in investing activities for the six months ended June 30, 2020 and 2019 was $4.1 million and $13.6 million, respectively. Net cash used in investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash provided by financing activities for the six months ended June 30, 2020 and 2019 was $5.0 million and $17.2 million, respectively. Net cash provided by financing activities primarily represents proceeds from the issuance of Georgia Notes and LROs to investors through the Groundfloor Platform, proceeds from Common Stock Offerings and private placement, offset by repayments of Georgia Notes and LROs to investors.

Groundfloor issued and sold 91,259 shares Series Seed Preferred Stock at an initial closing on December 5, 2014 (the “Series Seed Initial Closing”), for total proceeds of $475 thousand, pursuant to the Series Seed Preferred Stock Purchase Agreement (the “Series Seed Purchase Agreement”), dated December 5, 2014 between us and the investors named therein (the “Series Seed Investors”). In addition, at the Series Seed Initial, the entire unpaid principal and interest outstanding under certain previously-issued convertible promissory notes converted into 276,391 additional shares of Series Seed Preferred Stock. Groundfloor issued and sold an aggregate of 201,146 additional shares of Series Seed Preferred Stock, for total proceeds of $1.1 million, at subsequent closings on April 1, 2015, May 12, 2015 and August 31, 2015 (collectively, the “Series Seed Subsequent Closings” and together, with the Series Seed Initial Closing, the “Series Seed Financing”). Pursuant to the Series Seed Purchase Agreement, the Company sold each share of Series Seed Preferred Stock for $5.205 per share. In connection with the Series Seed Financing, Groundfloor also entered into an Investors’ Rights Agreement with the Series Seed Investors and certain holders of our common stock, which was subsequently amended and restated in connection with the Series A Financing. The shares of Series Seed Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series Seed Financing terminated following the final Series Seed Subsequent Closing and Groundfloor does not intend to sell any additional shares of Series Seed Preferred Stock.

During November 2015, Groundfloor entered into promissory notes with investors for total proceeds of $250 thousand (the “2015 Bridge Notes”). The notes incur interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of May 5, 2016 or the closing of an equity financing with gross proceeds of at least $4.3 million. The 2015 Bridge Notes and all accrued but unpaid interest thereunder were cancelled as consideration for 37,561 shares of Series A Preferred Stock in connection with the Series A Initial Closing. The notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The 2015 Bridge Notes Financing terminated with the closing of the Series A Financing.

In addition, Groundfloor issued and sold 709,812 shares of Series A Preferred Stock at an initial closing on November 24, 2015 and subsequent closings through December 2015, for total gross proceeds of approximately $4.7 million, pursuant to the Series A Preferred Stock Purchase Agreement. Pursuant to the Series A Purchase Agreement, the Company sold each share of Series A Preferred Stock for $6.69 per share. The shares of Series A Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series A Financing terminated in December 2015 and Groundfloor does not intend to sell any additional shares of Series A Preferred Stock.

On November 1, 2016, Holdings, the Company’s wholly-owned subsidiary, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital. The credit agreement (the “Credit Agreement”) provides for revolving loans up to a maximum aggregate principal amount of $1.5 million (the “Revolving Credit Commitments”). The Revolver will be used for bridge funding of underlying loans pending qualification from the SEC. The term of the Revolver was extended in October 2017 and will mature on April 4, 2019.

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement, which amended the Credit Agreement to increase the Revolving Credit Commitments thereunder from $1.5 million to $2.5 million. On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement, which amended the Credit Agreement to increase the Revolving Credit Commitments thereunder from $2.5 million to $3.5 million. On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement, which increased the Revolving Credit Commitments thereunder from $3.5 million to $4.5 million. The other terms of the credit facility remain unchanged.

 On April 4, 2018, the Credit Agreement dated as of November 2, 2016, as amended by the First Amendment as of November 14, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

In March 2020, in connection with the novel coronavirus pandemic and the related tightening of credit markets, GROUNDFLOOR’s creditor informed the Company that it would cease funding of draws on the Revolver for an undefined period of time and replace the lost financing by expanding on other existing sources of lending capital, most importantly the GROUNDFLOOR Notes program. In response, the Company developed a plan to repay the outstanding principal and accrued interest on the Revolver. The outstanding principal and accrued interest on the Revolver were repaid in full in June 2020 and no outstanding balance remains as of June 30, 2020. At the time of issuance of these condensed consolidated financial statements, the future of the Revolver credit arrangement remains unknown.

On January 11, 2017, Groundfloor entered into the ISB Note in favor of ISB for a principal sum of $1.0 million. Groundfloor paid to ISB an origination fee of $10 thousand concurrently with the funding by ISB of the principal of the ISB Note. Groundfloor subsequently entered into an amendment to the ISB Note extending the repayment schedule in return for a $5 thousand amendment fee, a second amendment increasing the principal amount outstanding to $2.0 million for a $30 thousand amendment fee, a third amendment further extending the repayment schedule among other terms described below in return for a $10 thousand amendment fee, and a fourth amendment further extending the repayment schedule among other terms described below for a $10 thousand amendment fee.

The ISB Note incurs interest at the rate of 8% per annum from January 11, 2017 until September 30, 2017 and 14% per annum from October 1, 2017 until payment in full of the ISB Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The ISB Note must be repaid as follows: (i) $50,000, plus any accrued but unpaid interest thereon, commencing on April 30, 2019, and each month thereafter, (ii) $1,000,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019, and (iii) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2020. As of the date hereof, the principal sum was paid in full and the note is no longer outstanding.

The ISB Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The ISB Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the ISB Note shall increase by 7%. As collateral security for the ISB Note, Groundfloor granted to ISB a first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s credit facility with Revolver Capital; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by us or one of our subsidiaries; and (iii) the equity interest in any subsidiary formed by us for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the ISB Note, the Company agreed to issue to ISB a warrant for the purchase of shares of our common stock on the first day of each quarter commencing on October 1, 2017 until the ISB Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock, (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock.

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1.0 million of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement states that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019.

As of December 31, 2019, there was no remaining balance outstanding on the Company’s Consolidated Balance Sheets. Amortization of deferred financing costs related to the 2017 ISB Note was $25,000 for the year ended December 31, 2019. Amortization of the related debt discount was $223,000 for the year ended December 31, 2019.

From March 2017 to December 2017, Groundfloor issued subordinated convertible notes (the “Subordinated Convertible Notes”) to investors for total proceeds of $2.1 million (the “2017 Note Financing”). On October 27, 2017, the Company entered into amendments to the outstanding Subordinated Convertible Notes and related Subordinated Convertible Promissory Note Purchase Agreement raising the principal amount of Subordinated Convertible Notes that may be sold to $2.0 million, extending the maturity date, and allowing the Subordinated Convertible Notes, at the option of the holders, to convert outstanding principal and accrued but unpaid interest into shares of the Company’s common stock as described below. In November 2017, Groundfloor issued Subordinated Convertible Notes to investors for additional proceeds of $675 thousand. Furthermore, in December 2017, Groundfloor oversubscribed and issued Subordinated Convertible Notes to investors for additional proceeds of $550 thousand. The notes incur interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of September 30, 2019 or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of our preferred stock issued in the financing at a price per share equal to 75% of the price per share of the preferred stock financing. In the event of a closing of a common stock financing under Regulation A with gross proceeds of at least $3.0 million (“Qualified Common Financing”) prior to the Maturity Date, then each holder may elect, in its discretion, to convert the outstanding principal and all accrued but unpaid interest into shares of our common stock issued in the financing at a price per share equal to 90% of the price per share of the common stock financing. The indebtedness represented by the Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and ISB Note.

On February 9, 2018, Groundfloor launched an offering of our common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). As described in this Offering Circular, Groundfloor is offering up to 500,000 shares of our common stock at $10 per share, with a minimum investment of $100, or 10 shares of common stock. The aggregate initial offering price of our common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. Groundfloor is also offering a Bonus Share Program where Groundfloor may issue up to 30,000 additional bonus shares of our common stock pursuant to the terms of this Offering Circular. As of December 31, 2018, Groundfloor issued 437,917 shares of common stock in the 2018 Common Stock Offering for $4.2 million in proceeds.

On October 12, 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for proceeds of $1.5 million.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of $3.1 million in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3.6 million. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $0.4 million at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $0.3 million as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets. The Company collected the Advances of $0.3 million during the six month period June 30, 2020.

Principal of $3.6 million on the 2019 Subordinated Convertible Notes, net of an unamortized discount of $0.4 million, was outstanding as of June 30, 2020. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $0.2 million as of June 30, 2020.

On February 1, 2020, Groundfloor launched an offering of our common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). As described in this Offering Circular, Groundfloor is offering up to 900,000 shares of our common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. As of June 30, 2020, Groundfloor issued 30,745 shares of common stock in the 2020 Common Stock Offering for $2.6 million in proceeds.

In April 2020, the Company obtained an $829,100 loan under the Paycheck Protection Program (“PPP”). The Company plans to use the PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

Groundfloor has incurred losses since its inception, and Groundfloor expects it will continue to incur losses for the foreseeable future. Groundfloor requires cash to meet its operating expenses and for capital expenditures. To date, Groundfloor has funded its cash requirements with proceeds from its convertible note and preferred stock issuances. Groundfloor anticipate that it will continue to incur substantial net losses as it grows the Groundfloor Platform. Groundfloor does not have any committed external source of funds, except as described above. To the extent our capital resources are insufficient to meet its future capital requirements, Groundfloor will need to finance its cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all. On October 30, 2017, Groundfloor filed an offering statement on Form 1-A with the SEC for a proposed offering of its common stock. On February 9, 2018, Groundfloor’s offering statement on Form 1-A was qualified to issue Groundfloor common stock.

Plan of Operation

Prior to September 2015, Groundfloor’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor has not issued, and do not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1, its wholly-owned subsidiary, in each case under Tier 1 of Regulation A. In January 2018, Groundfloor’s offering statement relating to the offer and sale of limited recourse obligations (the “LRO Offering Circular”) was qualified by the SEC under Tier 2 of Regulation A, raising the annual aggregate amount of LROs which Groundfloor may offer and sell to $50 million, less any other securities sold by Groundfloor under Regulation A (including pursuant to this Offering Circular). Groundfloor has filed, and intends to continue to file, post-qualification amendments to the LRO Offering Circular on a regular basis to include additional series of LROs. Groundfloor expect to expand the number of states in which Groundfloor offers and sells LROs during the next 12 months. With this increased geographic footprint, Groundfloor expects that the number of borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of Groundfloor loans and corresponding offerings increase, Groundfloor plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2020. Future equity or debt offerings by Groundfloor will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability. Groundfloor expects to hire more staff to support its expected growth in operations and to invest heavily in marketing throughout the next year.

Off-Balance Sheet Arrangements

We do not engage in any off-balance sheet financing activities. We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

Material Trends, Events, and Uncertainties

Despite COVID-19, funding of draws on outstanding loans to developers has remained relatively steady in March through the end of June 30, 2020, as much of the Southeast United States, where our borrower projects are concentrated, did not require cessation of construction projects. To date, we have not had significant difficulty funding our operations through LRO offerings, other Regulation A offerings, and other financing sources. We continue to see adequate credit performance in our Loan portfolio, and see robust demand for Loans by commercial borrowers. Our retail investment channel continues to invest in LROs on our platform and we continue to sell a relatively small number of loans to institutional purchasers. Moreover, our technology platform has enabled the Company to deploy a work from home environment for its employees, such that work continues more or less normally.

As a result, the Company has not yet experienced material changes in the funding amounts provided to developers due to material trends, events and uncertainties, including COVID-19. However, if the economic impacts of COVID-19 are sustained through the end of 2020 and into the first quarter of 2021, our business may be materially impacted. As of the date of this Offering Circular, the extent to which the COVID-19 pandemic may materially impact the amounts of funding provided to developers and the Company’s financial condition, liquidity or results of operations is uncertain.

MANAGEMENT DISCUSSION AND ANALYSIS FOR GROUNDFLOOR FINANCE INC.

(audited, Year ending 2019 and 2018)

Summary Financial Information of Groundfloor Finance

The consolidated statements of operations data set forth below with respect to the fiscal years ended December 31, 2019 and December 31, 2018 are derived from, and are qualified by reference to, the consolidated financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto.

	Year Ended December 31, 2019	Year Ended December 31, 2018
Operating revenue:
Origination fees	$2,748,150	$1,183,583
Loan servicing revenue	1,964,284	988,203
Total operating revenue	4,712,434	2,171,786
Net interest income:
Interest income	6,323,801	3,178,629
Interest expense	(4,633,122)	(2,460,454)
Net interest income	1,690,679	718,175
Net revenue	6,403,113	2,889,961
Cost of revenue	(779,756)	(423,776)
Gross profit	5,623,357	2,466,185
Operating expenses:
General and administrative	2,514,202	1,736,515
Sales and customer support	2,939,149	2,456,875
Development	1,125,071	1,006,840
Regulatory	208,874	193,538
Marketing and promotions	1,515,558	2,169,567
Total operating expenses	8,302,854	7,563,335
Loss from operations	(2,679,497)	(5,097,150)
Interest expense	1,157,769	1,003,505
Net loss	$(3,837,266)	$(6,100,655)

Funding Loan Advances

To date, the Company has entered into four financial arrangements designed to facilitate Loan advances.

In November 2016, the Company entered into the Revolver credit facility to fund Loan advances (as defined below). The terms of the credit facility are as follows: Interest accrues at the greater of 10.0% per annum or the weighted average annual interest rate of the Loans then held by Holdings which have been originated with proceeds from the credit facility. The revolving credit facility was originally limited to $1.5 million with an option to increase the limit to $15.0 million (under certain circumstances). As of December 31, 2019 the capacity is $10.5 million and the maturity date is November 2, 2020, and is extendable for another additional year. The Company has given a corporate guaranty to Revolver Capital, now ACM Alamosa DA LLC, as additional support for the credit facility. ACM Alamosa DA LLC will also have a lien on the general assets of Holdings—which is made up exclusively of Loans that Holdings has originated. However, only Holdings, and its successors and assigns, are identified as a secured party in any documentation used to secure the advanced Loans. At no point will Holdings hold (or provide ACM Alamosa DA LLC a securities interest in) any Loan for which LROs have been issued.

When Holdings is not able to draw sufficient funds from this credit facility fast enough, the Company may elect to provide Holdings with a short term, non-interest bearing, full recourse loan using its operational capital to fund advances.

On January 11, 2017, Groundfloor entered into the ISB Note (as defined below) for a principal sum of $1.0 million, which was subsequently increased to $2.0 million, for the purpose of using the proceeds for our loan advance program, but may use the proceeds for other purposes in our sole discretion. The outstanding principal and accrued interest on the ISB Note were repaid in full in September 2019.

Starting in November 2018 and continuing throughout 2019, Groundfloor entered into various GROUNDFLOOR Notes, secured promissory notes, with accredited investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The principal outstanding as of December 31, 2019 was $6.8 million.

In November and December 2019, Groundfloor entered into various short-term, secured promissory notes with accredited investors. Proceeds from the notes are used by the Company for originating, buying, and servicing loans to developers for the purpose of building, buying, and rehabilitating single family and multifamily structures, or buying land for commercial purposes. The aggregate principal outstanding of these loans as of December 31, 2019, was $1.3 million.

Financial Position and Operating History

In connection with their audit for the years ended December 31, 2019 and December 31, 2018, our auditors raised substantial doubt about our ability to continue as a going concern due to our losses and cash outflows from operations. To strengthen our financial position, Groundfloor have continued to raise additional funds through convertible debt and equity offerings.

Groundfloor has a limited operating history and have incurred a net loss since our inception. Our net loss was $3.8 million for the year ended December 31, 2019. To date, Groundfloor has earned limited revenues from origination and servicing fees charged to borrowers in connection with the loans made by the Company and its wholly-owned subsidiaries GRE 1 and Groundfloor GA corresponding to the LROs and Georgia Notes. Groundfloor has funded our operations primarily with proceeds from our convertible debt and preferred stock issuances, which are described below under “Liquidity and Capital Resources”. Over time, Groundfloor expects that the number of borrowers and lenders, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in this Offering Circular will not be used to directly finance our operations. Groundfloor will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, Groundfloor collects origination and servicing fees on Loans Groundfloor is able to make to Developers, which Groundfloor recognizes as revenue. The more Loans Groundfloor is able to fund through the proceeds of our offerings, the more fee revenue Groundfloor will make. With increased fee revenue, our financial condition will improve. However, Groundfloor does not anticipate this increased fee revenue to be able to fully support our operations through the next twelve months.

Groundfloor’s operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance its operations until Groundfloor reach profitability and become cash-flow positive, which Groundfloor does not expect to occur before 2020. Groundfloor’s operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before Groundfloor reaches profitability.

Groundfloor completed its Series A Financing in December 2015, through which Groundfloor raised an aggregate of approximately $5.0 million (including the cancellation of the 2015 Bridge Notes (as defined below). Groundfloor raised an aggregate of $2.1 million as of December 31, 2017 through Groundfloor’s 2017 Note Financing (as defined below). Groundfloor has raised approximately $4.2 million in a 2018 Common Stock Offering and $3.1 million in a 2019 Common Stock Offering, as well as $3.6 million through Groundfloor’s 2019 Note Offering, in order to fund operations. See “Liquidity and Capital Resources” below.

Results of Operations

Fiscal Year Ended December 31, 2019 and 2018

	For the year ended December 31, 2019	For the year ended December 31, 2018
Non-interest revenue:
Origination fees	$2,748,150	$1,183,583
Loan servicing revenue	1,964,284	988,203
Total operating revenue	4,712,434	2,171,786
Net interest income:
Interest income	6,323,801	3,178,629
Interest expense	(4,633,122)	(2,460,454)
Net interest income	1,690,679	718,175
Net revenue	6,403,113	2,889,961
Cost of revenue	(779,756)	(423,776)
Gross profit	5,623,357	2,466,185
Operating expenses:
General and administrative	2,514,202	1,736,515
Sales and customer support	2,939,149	2,456,875
Development	1,125,071	1,006,840
Regulatory	208,874	193,538
Marketing and promotions	1,515,558	2,169,567
Total operating expenses	8,302,854	7,563,335
Loss from operations	(2,679,497)	(5,097,150)
Interest expense	1,157,769	1,003,505
Net loss	$(3,837,266)	$(6,100,655)

Net Revenue

Net revenue for the years ended December 31, 2019 and 2018 was $6.4 million and $2.9 million, respectively. The Company facilitated the origination of 646 and 325 developer loans during the years ended December 31, 2019 and 2018, respectively. Origination fees and loan servicing revenue was earned through the origination of developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.0% to 6.0%. The fees are deducted from the loan proceeds at the time of issuance. Loan servicing revenue are fees incurred in servicing the developer loans. Additionally, Groundfloor incurred net interest income during the loan advance period. The increase in net interest income is due to the increase in overall portfolio size as the Company originated 99% more loans than the previous period. Groundfloor expects operating revenue to increase as its loan application and processing volume increases.

Gross Profit

Gross profit for the years ended December 31, 2019 and 2018 was $5.6 million and $2.5 million, respectively. The increase in gross profit was due to $3.5 million in additional net revenue, offset by an increase in cost of revenue of $0.3 million. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the years ended December 31, 2019 and 2018 were $2.5 million and $1.7 million, respectively, an increase of $0.8 million or 41.3%. General and administrative expenses consists primarily of employee compensation cost, professional fees, consulting fees and rent expense. The increase was driven primarily by additional employees added in 2019, and secondarily by higher rent expense attributable to a full year in a new office space. Groundfloor expects general and administrative expense will continue to increase due to the planned investment in business infrastructure required to support its growth.

Sales and Customer Support

Sales and customer support expense for the years ended December 31, 2019 and 2018 were $2.9 million and $2.5 million, respectively, an increase of $0.4 million or 19.6%. Sales and customer support expense consists primarily of employee compensation cost. The increase was primarily due to an increase in compensation related to increased headcount during the year to build out the sales and origination functions to support current and future growth. Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in developer acquisition and customer support required to support its growth.

Development Expense

Development expense for the years ended December 31, 2019 and 2018 were $1.2 million and $1.0 million, respectively, an increase of $0.2 million or 17.8%. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. The increase was primarily due to increases in compensation cost related to increased headcount. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the years ended December 31, 2019 and 2018 were $0.2 million, respectively. Regulatory expense consists primarily of legal fees and compensation cost required to maintain SEC and other regulatory compliance. Groundfloor did not pursue additional regulatory paths during the year-ended December 31, 2019 and 2018 and therefore fees remained consistent to the prior period. Groundfloor expects regulatory expense may increase due to the additional expense related to qualifying our offerings with the SEC, including our transition to Tier 2 under Regulation A, which will require complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the years ended December 31, 2019 and 2018 were $1.5 million and $2.2 million, respectively, a decrease of $0.7 million or 30.1%. Marketing and promotions expense consists primarily of consulting expense, compensation cost as well as promotional and advertising expense. The decrease was primarily due to a decrease in investor and borrower acquisition, which drove a decrease of $0.4 million in advertising and promotions. Groundfloor expects that marketing and promotions expense will increase due to the planned investment in investor and developer acquisition activities required to support its growth.

Interest Expense

Interest expense for the year ended December 31, 2019 and 2018, excluding interest paid on limited recourse obligations and GROUNDFLOOR Notes, was $1.2 million and $1.0 million, respectively, an increase of $0.2 million. The company incurred $0.8 million in interest expense warehousing loans on the Revolver. Cash paid for interest on the Revolver was $0.8 million in the year ended December 31, 2019. Interest expense related to the 2017 Subordinated Convertible Notes and 2019 Subordinated Convertible Notes (as defined below) of $0.1 million was recognized during the year ended December 31, 2019. Interest expense related to the 2017 ISB Note of $0.2 million was recognized during the year end December 31, 2019. Cash paid for interest related to the 2017 ISB Note was $0.2 million for the year ended December 31, 2019. Interest expense related to various other short-term notes issued in late 2019 was less than $0.1 million during the year ended December 31, 2019, and is accrued in “Accounts payable and accrued expenses” as of December 31, 2019.

Net Loss

Net loss for the years ended December 31, 2019 and 2018 was $3.8 million and $6.1 million, respectively, a net loss decrease of $2.3 million or 37.1%. Gross profit increased $3.1 million or 124.0% in 2019 relative to 2018, while operating expenses increased only $0.7 million or 9.8% over the same period, reflecting that the Company’s investments in its workforce, brand, and technology in prior years have driven higher revenues and gross profit in the current year. Operating expenses for the years ended December 31, 2019 and 2018 were $8.3 million and $7.6 million, respectively. Operating expenses consist primarily of compensation cost, legal fees, consulting and subcontractor cost as well as advertising and promotional expense. The increase was primarily due to higher compensation cost as Groundfloor added more staff to support business growth, increased consulting expense related to marketing operations, increased professional service fees and increased software development expense.

Liquidity and Capital Resources

The consolidated financial statements included in this Offering Circular have been prepared assuming that Groundfloor will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor be unable to continue as a going concern.

Groundfloor incurred a net loss for the years ended December 31, 2019 and December 31, 2018, and have an accumulated deficit as of December 31, 2019 of $21.5 million. Since our inception, Groundfloor have financed our operations through debt and equity financing from various sources. Groundfloor are dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the year ended December 31, 2019	For the year Ended December 31, 2018
Operating provided by (used in) activities	$769,848	$(5,130,539)
Investing used in activities	(40,097,871)	(18,671,601)
Financing provided by activities	39,957,827	23,517,362
Net increase (decrease) in cash	$629,804	$(284,778)

Net cash provided by operating activities for the year ended December 31, 2019 was $0.8 million and net cash (used in) for the year ended December 31, 2018 was $5.1 million. Net cash provided by (used in) operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash used in investing activities for the years ended December 31, 2019 and 2018 was $40.1 million and $18.7 million, respectively. Net cash used in investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash provided by financing activities for the years ended December 31, 2019 and 2018 was $40.0 million and $23.5 million, respectively. Net cash provided by financing activities primarily represents proceeds from the issuance of Georgia Notes and LROs to investors through the Groundfloor Platform, proceeds from the 2019 Common Stock Offering and issuance of convertible notes, offset by repayments of Georgia Notes and LROs to investors.

Groundfloor issued and sold 91,259 shares Series Seed Preferred Stock at an initial closing on December 5, 2014 (the “Series Seed Initial Closing”), for total proceeds of $475 thousand, pursuant to the Series Seed Preferred Stock Purchase Agreement (the “Series Seed Purchase Agreement”), dated December 5, 2014 between us and the investors named therein (the “Series Seed Investors”). In addition, at the Series Seed Initial, the entire unpaid principal and interest outstanding under certain previously-issued convertible promissory notes converted into 276,391 additional shares of Series Seed Preferred Stock. Groundfloor issued and sold an aggregate of 201,146 additional shares of Series Seed Preferred Stock, for total proceeds of $1.1 million, at subsequent closings on April 1, 2015, May 12, 2015 and August 31, 2015 (collectively, the “Series Seed Subsequent Closings” and together, with the Series Seed Initial Closing, the “Series Seed Financing”). Pursuant to the Series Seed Purchase Agreement, the Company sold each share of Series Seed Preferred Stock for $5.205 per share. In connection with the Series Seed Financing, Groundfloor also entered into an Investors’ Rights Agreement with the Series Seed Investors and certain holders of our common stock, which was subsequently amended and restated in connection with the Series A Financing. The shares of Series Seed Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series Seed Financing terminated following the final Series Seed Subsequent Closing and Groundfloor does not intend to sell any additional shares of Series Seed Preferred Stock.

During November 2015, Groundfloor entered into promissory notes with investors for total proceeds of $250 thousand (the “2015 Bridge Notes”). The notes incur interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of May 5, 2016 or the closing of an equity financing with gross proceeds of at least $4.3 million. The 2015 Bridge Notes and all accrued but unpaid interest thereunder were cancelled as consideration for 37,561 shares of Series A Preferred Stock in connection with the Series A Initial Closing. The notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The 2015 Bridge Notes Financing terminated with the closing of the Series A Financing.

In addition, Groundfloor issued and sold 709,812 shares of Series A Preferred Stock at an initial closing on November 24, 2015 and subsequent closings through December 2015, for total gross proceeds of approximately $4.7 million, pursuant to the Series A Preferred Stock Purchase Agreement. Pursuant to the Series A Purchase Agreement, the Company sold each share of Series A Preferred Stock for $6.69 per share. The shares of Series A Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series A Financing terminated in December 2015 and Groundfloor does not intend to sell any additional shares of Series A Preferred Stock.

On November 1, 2016, Holdings, the Company’s wholly-owned subsidiary, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital. The credit agreement (the “Credit Agreement”) provides for revolving loans up to a maximum aggregate principal amount of $1.5 million (the “Revolving Credit Commitments”). The Revolver will be used for bridge funding of underlying loans pending approval from the SEC. The term of the Revolver was extended in October 2017 and will mature on April 4, 2019.

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement, which amended the Credit Agreement to increase the Revolving Credit Commitments thereunder from $1.5 million to $2.5 million. On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement, which amended the Credit Agreement to increase the Revolving Credit Commitments thereunder from $2.5 million to $3.5 million. On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement, which increased the Revolving Credit Commitments thereunder from $3.5 million to $4.5 million. The other terms of the credit facility remain unchanged.

On April 4, 2018, the Credit Agreement dated as of November 2, 2016, as amended by the First Amendment as of November 14, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

As of December 31, 2019, the Company had $7,000 of available borrowings and $10.5 million outstanding under the Revolver as presented within revolving credit facility on the consolidated balance sheets. As of December 31, 2019 and 2018, the Company reflected $33,000 and $7,000, respectively, of deferred financing cost related to the Revolver as a reduction to the revolving credit facility on the consolidated balance sheets.

On January 11, 2017, Groundfloor entered into the ISB Note in favor of ISB for a principal sum of $1.0 million. Groundfloor paid to ISB an origination fee of $10 thousand concurrently with the funding by ISB of the principal of the ISB Note. Groundfloor subsequently entered into an amendment to the ISB Note extending the repayment schedule in return for a $5 thousand amendment fee, a second amendment increasing the principal amount outstanding to $2.0 million for a $30 thousand amendment fee, and a third amendment further extending the repayment schedule among other terms described below in return for a $10 thousand amendment fee.

The ISB Note incurs interest at the rate of 8% per annum from January 11, 2017 until September 30, 2017 and 14% per annum from October 1, 2017 until payment in full of the ISB Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The ISB Note must be repaid as follows: (i) $250,000, plus any accrued but unpaid interest thereon, was due and payable on June 30, 2017, (ii) $250,000, plus any accrued but unpaid interest thereon, is due and payable on March 31, 2019, (iii) $500,000, plus any accrued but unpaid interest thereon, is due and payable on June 30, 2019, (iv) $500,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019, and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2019. As of the date hereof, the principal sum of $1.8 million remains outstanding.

The ISB Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The ISB Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the ISB Note shall increase by 7%. As collateral security for the ISB Note, Groundfloor granted to ISB a first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s credit facility with Revolver Capital; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by us or one of our subsidiaries; and (iii) the equity interest in any subsidiary formed by us for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the ISB Note, the Company agreed to issue to ISB a warrant for the purchase of shares of our common stock on the first day of each quarter commencing on October 1, 2017 until the ISB Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock, (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock.

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1.0 million of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement states that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019.

As of December 31, 2019, there was no remaining balance outstanding on the Company’s Consolidated Balance Sheets. Amortization of deferred financing costs related to the 2017 ISB Note was $25,000 for the year ended December 31, 2019. Amortization of the related debt discount was $223,000 for the year ended December 31, 2019.

From March 2017 to December 2017, Groundfloor issued subordinated convertible notes (the “Subordinated Convertible Notes”) to investors for total proceeds of $2.1 million (the “2017 Note Financing”). On October 27, 2017, the Company entered into amendments to the outstanding Subordinated Convertible Notes and related Subordinated Convertible Promissory Note Purchase Agreement raising the principal amount of Subordinated Convertible Notes that may be sold to $2.0 million, extending the maturity date, and allowing the Subordinated Convertible Notes, at the option of the holders, to convert outstanding principal and accrued but unpaid interest into shares of the Company’s common stock as described below. In November 2017, Groundfloor issued Subordinated Convertible Notes to investors for additional proceeds of $675 thousand. Furthermore, in December 2017, Groundfloor oversubscribed and issued Subordinated Convertible Notes to investors for additional proceeds of $550 thousand. The notes incur interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of September 30, 2019 or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of our preferred stock issued in the financing at a price per share equal to 75% of the price per share of the preferred stock financing. In the event of a closing of a common stock financing under Regulation A with gross proceeds of at least $3.0 million (“Qualified Common Financing”) prior to the Maturity Date, then each holder may elect, in its discretion, to convert the outstanding principal and all accrued but unpaid interest into shares of our common stock issued in the financing at a price per share equal to 90% of the price per share of the common stock financing. The indebtedness represented by the Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and ISB Note.

On February 9, 2018, Groundfloor launched an offering of our common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). As described in this Offering Circular, Groundfloor is offering up to 500,000 shares of our common stock at $10 per share, with a minimum investment of $100, or 10 shares of common stock. The aggregate initial offering price of our common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. Groundfloor is also offering a Bonus Share Program where Groundfloor may issue up to 30,000 additional bonus shares of our common stock pursuant to the terms of this Offering Circular. As of December 31, 2018, Groundfloor issued 437,917 shares of common stock in the 2018 Common Stock Offering for $4.2 million in proceeds.

On October 12, 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for proceeds of $1.5 million.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of $3.1 million in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3.6 million. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $0.4 million at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $0.3 million as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets.

Principal of $3.6 million on the 2019 Subordinated Convertible Notes, net of an unamortized discount of $0.4 million, was outstanding as of December 31, 2019. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $69,000 as of December 31, 2019.

Groundfloor has incurred losses since its inception, and Groundfloor expects it will continue to incur losses for the foreseeable future. Groundfloor requires cash to meet its operating expenses and for capital expenditures. To date, Groundfloor has funded its cash requirements with proceeds from its convertible note and preferred stock issuances. Groundfloor anticipate that it will continue to incur substantial net losses as it grows the Groundfloor Platform. Groundfloor does not have any committed external source of funds, except as described above. To the extent our capital resources are insufficient to meet its future capital requirements, Groundfloor will need to finance its cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all.

Plan of Operation

Prior to September 2015, Groundfloor’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor has not issued, and do not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1, its wholly-owned subsidiary, in each case under Tier 1 of Regulation A. In January 2018, Groundfloor’s offering statement relating to the offer and sale of limited recourse obligations (the “LRO Offering Circular”) was qualified by the SEC under Tier 2 of Regulation A, raising the annual aggregate amount of LROs which Groundfloor may offer and sell to $50 million, less any other securities sold by Groundfloor under Regulation A (including pursuant to this Offering Circular). Groundfloor has filed, and intends to continue to file, post-qualification amendments to the LRO Offering Circular on a regular basis to include additional series of LROs. Groundfloor expects to expand the number of states in which Groundfloor offers and sells LROs during the next 12 months. With this increased geographic footprint, Groundfloor expects that the number of borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of Groundfloor loans and corresponding offerings increase, Groundfloor plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until Groundfloor reaches profitability and becomes cash flow positive, which Groundfloor does not expect to occur before 2020. Future equity or debt offerings by Groundfloor will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability. Groundfloor expects to hire more staff to support its expected growth in operations and to invest heavily in marketing throughout the next year.

Off-Balance Sheet Arrangements

We do not engage in any off-balance sheet financing activities. We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

Material Trends, Events, and Uncertainties

Despite COVID-19, funding of draws on outstanding loans to developers has remained relatively steady in March through the end of May 2020, as much of the Southeast United States, where our borrower projects are concentrated, did not require cessation of construction projects. To date, we have not had significant difficulty funding our operations through LRO offerings, other Regulation A offerings, and other financing sources. We continue to see adequate credit performance in our Loan portfolio, and see robust demand for Loans by commercial borrowers. Our retail investment channel continues to invest in LROs on our platform and we continue to sell a relatively small number of loans to institutional purchasers. Moreover, our technology platform has enabled the Company to deploy a work from home environment for its employees, such that work continues more or less normally.

As a result, the Company has not yet experienced material changes in the funding amounts provided to developers due to material trends, events and uncertainties, including COVID-19. However, if the economic impacts of COVID-19 are sustained through the summer of 2020 and into the fall of 2020, our business may be materially impacted. As of the date of this Offering Circular, the extent to which the COVID-19 pandemic may materially impact the amounts of funding provided to developers and the Company’s financial condition, liquidity or results of operations is uncertain.

*               *               *

Financial Statements

The following consolidated financial statements for the periods ended June 30, 2020, June 30, 2019, December 31, 2019 and December 31, 2018 and the notes thereto are added to the Offering Circular starting on page F-1:

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Financial Statements

June 30, 2020 and 2019 (Unaudited)

GROUNDFLOOR REAL ESTATE 1, LLC

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Balance Sheets

	Unaudited	Audited
	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$975,573	$1,700
Loans to developers, net	6,900,077	-
Interest receivable on loans to developers	88,833	-
Other real estate owned	-	166,973
Total current assets	7,964,483	168,673
Total assets	$7,964,483	$168,673
Liabilities and Member’s Equity
Current liabilities:
Accrued interest on limited recourse obligations	$88,833	$9,903
Limited recourse obligations, net	7,875,650	158,770
Total current liabilities	7,964,483	168,673
Total liabilities	7,964,483	168,673

Member’s equity:
Member’s capital	100	100
Member’s contribution receivable	(100)	(100)
Retained earnings	-	-
Total member’s equity	-	-
Total liabilities and member’s equity	$7,964,483	$168,673

See accompanying notes to condensed financial statements

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Statements of Operations

	Unaudited
	Six Months Ended June 30,
	2020	2019
Loan servicing revenue	$36,316	$-
Net interest income:
Interest income	113,672	-
Interest expense	(113,672)	-
Net interest income	-	-
Net revenue	36,316	-
Cost of revenue	-	-
Gross profit	36,316	-
Operating expenses:
General and administrative	36,316	-
Total operating expenses	36,316	-
Income from operations	-	-
Net income	$-	$-

See accompanying notes to condensed financial statements

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Statements of Member’s (Deficit) Equity

		Member’s	(Accumulated deficit)	Total Member’s
	Member’s	Contribution	Retained	(Deficit)
	Capital	Receivable	Earnings	Equity
Member’s deficit as of December 31, 2018 (audited)	$100	$(100)	$-	$-
Member contributions	-	-	-	-
Net income	-	-	-	-
Member’s equity as of December 31, 2019 (audited)	$100	$(100)	$-	$-
Net income	-	-	-	-
Member’s equity as of June 30, 2020 (unaudited)	$100	$(100)	$-	$-

See accompanying notes to condensed financial statements

GROUNDFLOOR REAL ESTATE 1, LLC

Condensed Statements of Cash Flows

	Unaudited
	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income	$-	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash recovery of servicing costs through write-down of limited recourse obligations	(36,316)
Non-cash write-down of accrued interest on limited recourse obligations	9,903
Changes in operating assets and liabilities:
Interest receivable on loans to developers	(88,833)	-
Accrued interest on limited recourse obligations	78,930	-
Net cash used in operating activities	(36,316)	-
Cash flows from investing activities
Loan payments to developers	(8,679,197)	-
Repayments of loans from developers	1,679,120	-
Proceeds from sale of other real estate held for sale	181,971
Net cash used in investing activities	(6,818,106)	-
Cash flows from financing activities
Proceeds from limited recourse obligations	9,654,770	-
Repayments of limited recourse obligations	(1,826,475)	-
Net cash (used in) provided by financing activities	7,828,295	-
Net (decrease) increase in cash	973,873	-
Cash as of beginning of the period	1,700	20,100
Cash as of end of the period	$975,573	$20,100
Supplemental disclosure of noncash investing and financing activities:
Write-down of accrued interest payable on limited recourse obligations	9,903	-

See accompanying notes to condensed financial statements

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements (unaudited)

Basis of Presentation

GROUNDFLOOR Real Estate 1, LLC (the “Company”), a Georgia limited liability company formed on December 16, 2016. The Company is a wholly-owned subsidiary of GROUNDFLOOR Finance Inc. (“GROUNDFLOOR”), a Georgia corporation.

Description of Business

GROUNDFLOOR has developed an online investment platform designed to crowdsource financing for real estate development projects, which GROUNDFLOOR utilizes to provide investment opportunities to investors. With this online investment platform, investors are able to choose between multiple real estate development investment opportunities, and developers of the projects are able to obtain financing. GROUNDFLOOR believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors. GROUNDFLOOR will identify which loans it seeks to originate, and will sell limited recourse obligations (“LROs”) which correspond to those loans. GROUNDFLOOR’s primary business is the sale of LROs and the Company’s primary purpose is the servicing of loans which correspond to those LROs.

Basis of Accounting and Liquidity

The Company’s condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying condensed financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has earned limited revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

Management intends to fund operations by capital obtained from GROUNDFLOOR. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or GROUNDFLOOR. These matters raise substantial doubt about the ability of the Company to continue as a going concern.

The condensed financial statements do not include any adjustments that might result from the outcome of uncertainties described in the condensed financial statements. In addition, the condensed financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Condensed Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Loan servicing revenue” which are paid by the Developers.

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements (unaudited)(continued)

Effective for 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing. Consequently, there was no transition adjustment required on the accompanying financial statements for adopting Topic 606.

Loan Servicing Revenue

The loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding LROs (if issued by GROUNDFLOOR Real Estate 1, LLC) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Condensed Financial Statements, “Limited recourse obligations, net” refers to LROs. LROs are the Company’s currently registered securities.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of June 30, 2020 and 2019. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” and the corresponding “Limited recourse obligations, net”, used to fund the Loans are originally recorded at outstanding principal. The interest rate associated with a Loan is the same as the interest rate associated with the corresponding LROs.

The Company’s obligation to pay principal and interest on an LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company’s lien may be senior or junior to the Borrower’s other financing obligations. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net”. Amounts collected related to a Loan default are returned to the Investors based on their pro rata portion of the corresponding LROs, if applicable, less collection costs incurred by the Company.

The Loan and corresponding LROs are recorded on the Company’s Condensed Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements (unaudited)(continued)

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of $100,000 and $0 as of June 30, 2020 and December 31, 2019, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of $100,000 and $0 as of June 30, 2020 and December 31, 2019, respectively.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, its taxable income or losses are allocated to its member based on the provisions of the operating agreement and are included in the members’ income tax returns. The condensed financial statements, therefore, do not include a provision for income taxes. Similar provisions apply for state income tax purposes.

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements (unaudited)(continued)

Management has assessed the effect of the guidance provided by U.S. GAAP on accounting for uncertainty in income taxes. Management has evaluated all tax positions that could have a significant effect on the condensed financial statements and determined the Company had no uncertain income tax positions at June 30, 2020 and December 31, 2019.

Recent Accounting Pronouncements

The Company has evaluated the recent pronouncements issued since filing its annual audited Condensed Financial Statements for the six months ended June 30, 2020, and believes that none of them will have a material effect on the Company’s Condensed Financial Statements.

NOTE 2:	LOANS TO DEVELOPERS, NET

The Company purchases notes that provide financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

GROUNDFLOOR uses a proprietary grading algorithm to assign one of seven letter grades, from A to G, to each Loan. The letter grade generally reflects the overall risk of the Loan, with A indicating less risk and G indicating higher risk.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of June 30, 2020 and December 31, 2019, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$684,850	$-	$-	$684,850
B	2,187,670	242,280	-	2,429,950
C	2,166,326	-	-	2,166,326
D	1,718,951	-	-	1,718,951
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of June 30, 2020	$6,746,757	$242,280	$-	$7,000,077

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$-	$-	$-	$-
B	-	-	-	-
C	-	-	-
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2019	$-	$-	$-	$-

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements (unaudited)(continued)

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of June 30, 2020 and December 31, 2019, the Company placed Loans of $0 and $0 recorded to “Loans to developers, net” on nonaccrual status, respectively.

The following table presents an analysis of past due Loans as of June 30, 2020 and December 31, 2019:

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$6,749,537	$92,000	$6,657,537
Less than 90 days past due	250,540	8,000	242,540
More than 90 days past due	-	-	-
Total as of June 30, 2020	$7,000,077	$100,000	$6,900,077

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$-	$-	$-
Less than 90 days past due	-	-	-
More than 90 days past due	-	-	-
Total as of December 31, 2019	$-	$-	$-

Impaired Loans

There were no loans deemed to be impaired as of June 30, 2020 and December 31, 2019, respectively.

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Condensed Financial Statements (unaudited)(continued)

Credit Quality Monitoring

The following table presents “Loans to developers, net” by performance state as of June 30, 2020 and December 31, 2019:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$6,757,797	$87,000	$6,670,797
Workout	242,280	13,000	229,280
Fundamental default	-	-	-
Total as of June 30, 2020	$7,000,077	$100,000	$6,900,077

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$-	$-	$-
Workout	-	-	-
Fundamental default	-	-	-
Total as of December 31, 2019	$-	$-	$-

NOTE 3:	OTHER REAL ESTATE OWNED

“Other real estate owned” in the Company’s Condensed Balance Sheet was $0 and $166,973 at June 30, 2020 and December 31, 2019, respectively.

NOTE 4:	RELATED PARTY ARRANGEMENTS

GROUNDFLOOR Finance Inc.

GROUNDFLOOR will receive fees and compensation in connection with the Company’s Offering, and the servicing and sale of the Company’s LROs.

The Company will also reimburse GROUNDFLOOR for actual expenses incurred on behalf of the Company in connection with the servicing of a Loan, to the extent not reimbursed by the borrower. The Company will reimburse GROUNDFLOOR for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include GROUNDFLOOR’s overhead, employee costs borne by GROUNDFLOOR, utilities or technology costs. For the six months ended June 30, 2020 and 2019, GROUNDFLOOR incurred $0 and $0 of costs on the Company’s behalf, respectively. No such costs were due and payable to GROUNDFLOOR as of June 30, 2020 and December 31, 2019, respectively.

GROUNDFLOOR GA Holdings LLC

GROUNDFLOOR GA Holdings LLC may close and fund a Loan prior to it being acquired by the Company. The ability to warehouse Loans allows us the flexibility to deploy the offering proceeds as funds are raised. The Company then will acquire such LROs at a price equal to the fair market value of the Loan (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of purchase.

NOTE 5:	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 9, 2020, the date the Condensed Financial Statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the Condensed Financial Statements.

GROUNDFLOOR REAL ESTATE 1, LLC

Audited Financial Statements

December 31, 2019 and 2018

GROUNDFLOOR REAL ESTATE 1, LLC

December 31, 2019 and 2018

Report of Independent Auditor

To the Board of Directors
Groundfloor Real Estate 1, LLC
Atlanta, Georgia

We have audited the accompanying financial statements of Groundfloor Real Estate 1, LLC (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, member’s (deficit) equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

F-11

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management's plans in regard to that matter also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia
April 6, 2020

F-12

GROUNDFLOOR REAL ESTATE 1, LLC

Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash	$1,700	$20,100
Loans to developers, net	-	157,070
Interest receivable on loans to developers	-	9,903
Other real estate owned	166,973	23,569
Total current assets	168,673	210,642
Total assets	$168,673	$210,642
Liabilities and Member’s Equity
Current liabilities:
Accrued interest on limited recourse obligations	$9,903	$9,903
Limited recourse obligations, net	158,770	200,739
Total current liabilities	168,673	210,642
Total liabilities	168,673	210,642

Member’s equity:
Member’s capital	100	100
Member’s contribution receivable	(100)	(100)
Retained earnings	-	-
Total member’s equity	-	-
Total liabilities and member’s equity	$168,673	$210,642

See accompanying notes to financial statements

F-13

GROUNDFLOOR REAL ESTATE 1, LLC

Statements of Operations

	Year Ended December 31,
	2019	2018
Loan servicing revenue	$7,045	$5,200
Net interest income:
Interest income	-	95,899
Interest expense	-	(95,899)
Net interest income	-	-
Net revenue	7,045	5,200
Cost of revenue	-	3,250
Gross profit	7,045	1,950
Operating expenses:
General and administrative	7,045	1,950
Total operating expenses	7,045	1,950
Income from operations	-	-
Net (loss) income	$-	$-

See accompanying notes to financial statements

F-14

GROUNDFLOOR REAL ESTATE 1, LLC

Statements of Member’s (Deficit) Equity

		Member’s	(Accumulated deficit)	Total Member’s
	Member’s	Contribution	Retained	(Deficit)
	Capital	Receivable	Earnings	Equity
Member’s deficit as of December 31, 2017	$100	$(100)	$-	$-
Member contributions	-	-	-	-
Net income	-	-	-	-
Member’s equity as of December 31, 2018	$100	$(100)	$-	$-
Net loss	-	-	-	-
Member’s equity as of December 31, 2019	$100	$(100)	$-	$-

See accompanying notes to financial statements

F-15

GROUNDFLOOR REAL ESTATE 1, LLC

Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$-	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash recovery of servicing costs through write-down of limited recourse obligations	(7,045)
Changes in operating assets and liabilities:
Interest receivable on loans to developers	(9,903)	(95,899)
Accrued interest on limited recourse obligations	9,903	95,899
Net cash used in operating activities	(7,045)	-
Cash flows from investing activities
Loan payments to developers	-	(299,644)
Repayments of loans from developers	-	3,057,065
Proceeds from other real estate held for sale	23,569	-
Net cash provided by (used in) investing activities	23,569	2,757,421
Cash flows from financing activities
Repayments of limited recourse obligations	(34,924)	(3,126,721)
Net cash (used in) provided by financing activities	(34,924)	(3,126,721
Net (decrease) increase in cash	(18,400)	(369,300)
Cash as of beginning of the period	20,100	389,400
Cash as of end of the period	$1,700	$20,100
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$166,973	$23,569
Write-down of loans to developers and limited recourse obligations, net	-	35,054
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	-	4,706

See accompanying notes to financial statements

F-16

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

GROUNDFLOOR Real Estate 1, LLC (the “Company”), a Georgia limited liability company formed on December 16, 2016. The Company is a wholly-owned subsidiary of GROUNDFLOOR Finance Inc. (“GROUNDFLOOR”), a Georgia corporation.

Description of Business

GROUNDFLOOR has developed an online investment platform designed to crowdsource financing for real estate development projects, which GROUNDFLOOR utilizes to provide investment opportunities to investors. With this online investment platform, investors are able to choose between multiple real estate development investment opportunities, and developers of the projects are able to obtain financing. GROUNDFLOOR believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors. GROUNDFLOOR will identify which loans it seeks to originate, and will sell limited recourse obligations (“LROs”) which correspond to those loans. GROUNDFLOOR’s primary business is the sale of LROs and the Company’s primary purpose is the servicing of loans which correspond to those LROs.

Basis of Accounting and Liquidity

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has earned limited revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

Management intends to fund operations by capital obtained from GROUNDFLOOR. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or GROUNDFLOOR. These matters raise substantial doubt about the ability of the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of uncertainties described in the financial statements. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Loan servicing revenue” which are paid by the Developers.

F-17

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

Effective for 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing. Consequently, there was no transition adjustment required on the accompanying financial statements for adopting Topic 606.

Loan Servicing Revenue

The loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding LROs (if issued by GROUNDFLOOR Real Estate 1, LLC) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Financial Statements, “Limited recourse obligations, net” refers to LROs. LROs are the Company’s currently registered securities.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2019 and 2018. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” and the corresponding “Limited recourse obligations, net”, used to fund the Loans are originally recorded at outstanding principal. The interest rate associated with a Loan is the same as the interest rate associated with the corresponding LROs.

The Company’s obligation to pay principal and interest on an LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company’s lien may be senior or junior to the Borrower’s other financing obligations. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net”. Amounts collected related to a Loan default are returned to the Investors based on their pro rata portion of the corresponding LROs, if applicable, less collection costs incurred by the Company.

The Loan and corresponding LROs are recorded on the Company’s Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

F-18

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of $0 and $0 as of December 31, 2019 and 2018, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of $ 0 and $ 35,054 as of December 31, 2019 and 2018, respectively.

F-19

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, its taxable income or losses are allocated to its member based on the provisions of the operating agreement and are included in the members’ income tax returns. The financial statements, therefore, do not include a provision for income taxes. Similar provisions apply for state income tax purposes.

Management has assessed the effect of the guidance provided by U.S. GAAP on accounting for uncertainty in income taxes. Management has evaluated all tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at December 31, 2019 and 2018.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic: 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which became effective for the Company on January 1, 2019. The amendment changes the accounting for equity investments, changes disclosure requirements related to instruments at amortized cost and fair value, and clarifies how entities should evaluate deferred tax assets for securities classified as available for sale. Affected entities should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The guidance in these pronouncements related to equity investments and deferred tax assets for securities classified as available for sale did not have a material effect on the Company’s Consolidated Financial Statements. The guidance further eliminates a requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public entities, and eliminates a requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost. The adoption of this standard did not have a material effect on the Company’s Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The FASB subsequently issued a number of pronouncements amending or clarifying ASU 2016-13, including the following: in November 2018, Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”); in May 2019, Accounting Standards Update 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”); in November 2019, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”); and in November 2019, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2019-11”). ASU 2016-13 and the subsequent related pronouncements significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. For public business entities that meet the definition of an SEC filer, ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2029; for all other public business entities, the guidance is effective for fiscal years beginning after December 15, 2020; for all other entities (private companies, not-for-profit organizations, and employee benefit plans), the guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

F-20

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) and in November 2016 issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The ASUs will be effective January 1, 2019, and amend the existing accounting standards for the statement of cash flows. The amendments provide guidance on the following nine cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; separately identifiable cash flows and application of the predominance principle; and restricted cash. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements in the periods presented.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company purchases notes that provide financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs.

GROUNDFLOOR uses a proprietary grading algorithm to assign one of seven letter grades, from A to G, to each Loan. The letter grade generally reflects the overall risk of the Loan, with A indicating less risk and G indicating higher risk.

F-21

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2019 and 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$-	$-	$-	$-
B	-	-	-	-
C	-	-	-	-
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2019	$-	$-	$-	$-

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$-	$-	$-	$-
B	-	-	-	-
C	-	-	157,070	157,070
D	-	-	-	-
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$-	$-	$157,070	$157,070

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of December 31, 2019 and 2018, the Company placed Loans of $0 and 157,070 recorded to “Loans to developers, net” on nonaccrual status, respectively.

The following table presents an analysis of past due Loans as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$-	$-	$-
Less than 90 days past due	-	-	-
More than 90 days past due	-	-	-
Total as of December 31, 2019	$-	$-	$-

F-22

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$-	$-	$-
Less than 90 days past due	-	-	-
More than 90 days past due	157,070	-	157,070
Total as of December 31, 2018	$157,070	$-	$157,070

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2019:

Balance
Nonaccrual loans	$-
Fundamental default not included above	-
Total impaired loans	-

Interest income recognized on impaired loans	$-

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2019:

Balance
Principal loan balance	$-

Related allowance	-
Average recorded investment	$-

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$157,070
Fundamental default not included above	-
Total impaired loans	157,070

Interest income recognized on impaired loans	$9,903

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$157,070

Related allowance	-
Average recorded investment	$157,070

F-23

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

Credit Quality Monitoring

The following table presents “Loans to developers, net” by performance state as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$-	$-	$-
Workout	-	-	-
Fundamental default	-	-	-
Total as of December 31, 2019	$-	$-	$-

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$-	$-	$-
Workout	-	-	-
Fundamental default	157,070	-	157,070
Total as of December 31, 2018	$157,070	$-	$157,070

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2019 and 2018:

Balance
Balance, December 31, 2018	$-
Allowance for loan loss	-
Loans charged off	-
Outstanding as of December 31, 2019	$-
Period-end amount allocated to:
Loans individually evaluated for impairment	$-
Loans collectively evaluated for impairment	-
Balance, December 31, 2019	$-
Loans:
Individually evaluated for impairment	$-
Collectively evaluated for impairment	-
Balance, December 31, 2019	$-

Balance
Balance, December 31, 2017	$-
Allowance for loan loss	-
Loans charged off	-
Outstanding as of December 31, 2018	$-
Period-end amount allocated to:
Loans individually evaluated for impairment	$-
Loans collectively evaluated for impairment	-
Balance, December 31, 2018	$-
Loans:
Individually evaluated for impairment	$157,070
Collectively evaluated for impairment	-
Balance, December 31, 2018	$157,070

F-24

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

NOTE 4:	OTHER REAL ESTATE OWNED

“Other real estate owned” in the Company’s Balance Sheet was $166,973 and $23,569 at December 31, 2019 and 2018, respectively. During the year ended December 31, 2019 the Company transferred $157,070 from “Loans to developers, net” and $9,903 from “Interest receivable on loans to developers” to “Other real estate owned”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Statements of Operation from this transfer. The Company did not record a decrease to “Loans to developers, net” or an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5:	RELATED PARTY ARRANGEMENTS

GROUNDFLOOR Finance Inc.

GROUNDFLOOR will receive fees and compensation in connection with the Company’s Offering, and the servicing and sale of the Company’s LROs.

The Company will also reimburse GROUNDFLOOR for actual expenses incurred on behalf of the Company in connection with the servicing of a Loan, to the extent not reimbursed by the borrower. The Company will reimburse GROUNDFLOOR for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include GROUNDFLOOR’s overhead, employee costs borne by GROUNDFLOOR, utilities or technology costs. For the year ended December 31, 2019 and 2018, GROUNDFLOOR incurred $7,045 and $5,100 of costs on the Company’s behalf, respectively. No such costs were due and payable to GROUNDFLOOR as of December 31, 2019 and 2018, respectively.

GROUNDFLOOR GA Holdings LLC

GROUNDFLOOR GA Holdings LLC may close and fund a Loan prior to its being acquired by the Company. The ability to warehouse Loans allows us the flexibility to deploy the offering proceeds as funds are raised. The Company then will acquire such LROs at a price equal to the fair market value of the Loan (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of purchase.

NOTE 6:	SUBSEQUENT EVENTS

Subsequent events were evaluated through February 29, 2020, the date the Financial Statements were available to be issued. Based on this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-25

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Condensed Consolidated Financial Statements

June 30, 2020 and 2019 (Unaudited)

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

June 30, 2020 and 2019

Condensed Consolidated Financial Statements (unaudited)

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash	$830,825	$1,699,196
Loans to developers, net	75,004,428	73,851,996
Interest receivable on loans to developers	4,828,345	2,867,914
Other current assets	2,155,884	937,645
Total current assets	82,819,482	79,356,751
Property, equipment, software, website, and intangible assets, net	942,854	971,607
Other assets	-	42,603
Total assets	$83,762,336	$80,370,961
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,348,246	$4,602,116
Accrued interest on limited recourse obligations	4,264,856	2,251,926
Limited recourse obligations, net	63,422,922	53,124,759
Revolving credit facility	-	10,460,752
Convertible notes, net of discount of $267,254 and $368,526	3,339,746	3,238,474
Short-term notes payable	11,617,750	8,085,257
Total current liabilities	84,993,590	81,763,284
Long-term notes payable	829,100	-
Other liabilities	128,835	136,819
Total liabilities	85,951,525	81,900,103
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Common stock, no par, 5,000,000 shares authorized, 2,133,465 and 2,102,720 issued and outstanding	11,102,809	10,564,771
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,907,821	1,802,895
Accumulated deficit	(22,770,785)	(21,467,774)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(2,189,189)	(1,529,142)
Total liabilities and stockholders’ deficit	$83,762,336	$80,370,961

See accompanying notes to Condensed Consolidated Financial Statements

F-26

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	Six Months Ended June 30,
	2020	2019
Non-interest revenue:
Origination fees	$1,552,929	$1,216,642
Loan servicing revenue	845,695	752,162
Total non-interest revenue	2,398,624	1,968,804
Net interest income:
Interest income	5,210,695	2,854,020
Interest expense	(3,968,122)	(2,245,280)
Net interest income	1,242,573	608,740
Net revenue	3,641,197	2,577,544
Cost of revenue	(320,372)	(328,706)
Gross profit	3,320,372	2,248,838
Operating expenses:
General and administrative	1,465,993	940,396
Sales and customer support	1,293,443	1,264,973
Development	402,005	356,836
Regulatory	172,352	189,068
Marketing and promotions	443,067	591,799
Total operating expenses	3,776,860	3,343,072
Loss from operations	(456,035)	(1,094,234)
Interest expense	846,976	1,018,025
Net loss	$(1,303,011)	$(2,112,259)

See accompanying notes to Condensed Consolidated Financial Statements

F-27

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders’ Deficit

	Series A		Series Seed							Total
	Convertible		Convertible				Additional		Stock	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	(Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ deficit as of December 31, 2018	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)
Shares issued in the 2019 Common Stock Offering, net of offering costs	-	-	-	-	214,535	3,073,307	-	-	-	3,073,307
Shares issued upon conversion of convertible notes	-	-	-	-	147,663	1,348,821	-	-	-	1,348,821
Exercise of stock options	-	-	-	-	7,937	17,379	-	-	-	17,379
Share-based compensation expense and warrants	-	-	-	-	-	-	318,545	-	-	318,545
Beneficial conversion feature on sale of convertible notes							400,778			400,778
Net loss	-	-	-	-	-	-	-	(3,837,266)	-	(3,837,266)
Stockholders’ deficit as of December 31, 2019	747,373	$4,962,435	568,796	$2,609,091	2,102,720	$10,564,771	$1,802,895	$(21,467,774)	$(560)	$(1,529,142)
Shares issued in the 2020 Common Stock Offering, net of offering costs	-	-	-	-	30,745	538,038	-	-	-	538,038
Share-based compensation expense and warrants	-	-	-	-	-	-	104,926	-	-	104,926
Net loss	-	-	-	-	-	-	-	(1,303,011)	-	(1,303,011)
Stockholders’ deficit as of June 30, 2020	747,373	$4,962,435	568,796	$2,609,091	2,133,465	$11,102,809	$1,907,821	$(22,770,785)	$(560)	$(2,189,189)

See accompanying notes to Condensed Consolidated Financial Statements

F-28

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(1,303,011)	$(2,112,259)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	271,273	254,269
Share-based compensation	104,926	74,634
Noncash interest expense	133,772	97,587
Loss (gain) on sale of real estate owned	-	-
Origination of loans held for sale	(1,060,410)	(6,478,955)
Proceeds from sales of loans held for sale	1,968,800	6,478,955
Conversion of beneficial interests	-	198,723
Changes in operating assets and liabilities:
Other assets	(249,456)	36,634
Interest receivable on loans to developers	(1,955,959)	(2,769,347)
Accounts payable and accrued expenses	(2,261,854)	565,740
Accrued interest on limited recourse obligations	2,012,930	2,192,469
Net cash used in operating activities	(1,840,077)	(2,593,030)
Cash flows from investing activities
Loan payments to developers	(33,490,056)	(33,864,787)
Repayments of loans from developers	29,400,490	20,236,326
Proceeds from sale of properties held for sale	279,180	301,067
Purchases of computer equipment and furniture and fixtures	(36,626)	(11,757)
Payments of software and website development costs	(205,894)	(276,489)
Net cash used in investing activities	(4,052,906)	(13,615,640)
Cash flows from financing activities
Proceeds from limited recourse obligations	58,508,193	33,802,754
Repayments of limited recourse obligations	(47,889,960)	(20,236,326)
Payment of deferred financing costs	-	(10,000)
Borrowings from the revolving credit facility	3,069,028	24,309,980
Repayments on the revolving credit facility	(13,562,280)	(24,522,291)
Proceeds from issuance of short-term notes payable	27,966,723	9,686,010
Repayments of short-term notes payable	(24,434,230)	(6,410,250)
Proceeds from Paycheck Protection Program loan	829,100	-
Proceeds from Regulation A+ common stock offering, net of offering costs	538,038	3,213,844
Exercise of stock options	-	3,740
Repayments of shareholder loan	-	(100,000)
Net cash provided by financing activities	5,024,612	17,186,827
Net increase (decrease) in cash	(868,371)	(978,157)
Cash as of beginning of the year	1,699,196	1,069,392
Cash as of end of the year	$830,825	$2,047,549
Supplemental cash flow disclosures:
Cash paid for interest	$808,143	$659,602

F-29

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “GROUNDFLOOR,” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Condensed Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC and Groundfloor Real Estate 2 LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Condensed Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Condensed Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Condensed Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of issuance date, the Company closed on approximately $1,300,000 in equity financing, see Note 12, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Condensed Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

F-30

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

The Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Condensed Consolidated Financial Statements. In addition, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Condensed Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the period ended June 30, 2020 and December 31, 2019.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Condensed Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Condensed Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

F-31

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

The Company has evaluated the recent pronouncements issued since filing its annual audited Consolidated Financial Statements for the year-ended December 31, 2019 and believes that none of them will have a material effect on the Company’s Condensed Consolidated Financial Statements.

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of June 30, 2020, and December 31, 2019, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,493,460	$943,526	$791,606	$5,228,592
B	11,376,401	5,217,437	2,177,164	18,771,002
C	24,444,562	8,087,301	5,496,605	38,028,468
D	11,185,578	1,212,908	2,172,146	14,570,632
E	768,220	511,400	170,586	1,450,206
F	-	-	-	-
G	-	-	-	-
Carrying amount as of June 30, 2020	$51,268,221	$15,972,572	$10,808,107	$78,048,900

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$5,356,177	$115,256	$350,000	$5,821,433
B	15,610,763	1,992,394	528,367	18,131,524
C	33,204,844	2,147,561	3,879,901	39,232,306
D	10,624,400	314,319	1,717,097	12,655,816
E	640,916	-	90,000	730,916
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2019	$65,437,100	$4,569,530	$6,565,365	$76,571,996

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of June 30, 2020, the Company placed Loans of approximately $10,808,000 recorded to “Loans to developers, net” on nonaccrual status.

F-32

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

The following table presents an analysis of past due Loans as of June 30, 2020 and December 31, 2019:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$51,129,132	$770,000	$50,359,132
Less than 90 days past due	15,590,514	800,000	14,790,514
More than 90 days past due	11,329,254	1,470,000	9,859,254
Total as of June 30, 2020	$78,048,900	$3,040,000	$75,008,900

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$65,884,046	$730,000	$65,154,046
Less than 90 days past due	5,792,759	240,000	5,552,759
More than 90 days past due	4,895,191	1,750,000	3,145,996
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

Impaired Loans

The following is a summary of information pertaining to impaired loans as of June 30, 2020:

Balance
Nonaccrual loans	$10,808,107
Fundamental default not included above	-
Total impaired loans	10,808,107

Interest income recognized on impaired loans	$-

The following table presents an analysis of information pertaining to impaired loans as of June 30, 2020:

Balance
Principal loan balance	$10,808,107

Related allowance	$1,470,000
Average recorded investment	$190,000

The following is a summary of information pertaining to impaired loans as of December 31, 2019:

Balance
Nonaccrual loans	$6,565,365
Fundamental default not included above	-
Total impaired loans	6,565,365

Interest income recognized on impaired loans	$173,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2019:

Balance
Principal loan balance	$6,565,365

Related allowance	$2,020,000
Average recorded investment	$205,000

F-33

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs.

The following table presents “Loans to developers, net” by performance state as of June 30, 2020 and December 31, 2019:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$51,268,221	$690,000	$50,578,221
Workout	15,972,572	880,000	15,092,572
Fundamental default	10,808,107	1,470,000	9,338,107
Total as of June 30, 2020	$78,048,900	$3,040,000	$75,004,428

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$65,437,101	$630,000	$64,807,101
Workout	4,569,530	70,000	4,499,530
Fundamental default	6,565,365	2,020,000	4,545,365
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

F-34

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended June 30, 2020 and December 31, 2019:

Balance
Balance, December 31, 2019	$2,720,000
Allowance for loan loss	320,000
Loans charged off	-
Outstanding as of June 30, 2020	$3,040,000
Period-end amount allocated to:
Loans evaluated individually for impairment	$1,470,000
Loans evaluated collectively for impairment	940,000
General population of loans, other than those specifically identified	630,000
Balance, June 30, 2020	$3,040,000
Loans:
Loans evaluated individually for impairment	$10,808,107
Loans evaluated collectively for impairment	16,691,686
General population of loans, other than those specifically identified	50,549,107
Balance, June 30, 2020	$78,048,900

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	2,750,000
Loans charged off	(530,000)
Outstanding as of December 31, 2019	$2,720,000
Period-end amount allocated to:
Loans evaluated individually for impairment	$1,860,000
Loans evaluated collectively for impairment	160,000
General population of loans, other than those specifically identified	700,000
Balance, December 31, 2019	$2,720,000
Loans:
Loans evaluated individually for impairment	$3,456,044
Loans evaluated collectively for impairment	3,109,321
General population of loans, other than those specifically identified	70,006,631
Balance, December 31, 2019	$76,571,996

F-35

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

NOTE 4:	OTHER CURRENT ASSETS

“Other current assets” at June 30, 2020 and December 31, 2019, consists of the following:

	June 30,	December 31,
	2020	2019
Due from related party (1)	$423,084	$417,381
Advance agreements (2)	-	288,000
Other real estate owned (3)	1,664,642	210,962
Rent deposit, current portion	63,905	21,302
Other	4,253	-
Other current assets	$2,155,884	$937,645

(1)	Loan and accrued interest receivable from a related party. Refer to Note 11 – Related Party Transactions.

(2)	Advance agreements for the purchase of 2019 Subordinated Convertible Notes. Refer to Note 7 – Debt.

(3)	During the six months ended June 30, 2020, the Company transferred approximately $1,607,000 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operations from this transfer.

NOTE 5:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at June 30, 2020 and December 31, 2019, consists of the following:

	June 30,	December 31,
	2020	2019
Software and website development costs	$2,080,636	$1,874,742
Less: accumulated amortization	(1,373,328)	(1,139,780)
Software and website development costs, net	$734,962	$734,962

	June 30,	December 31,
	2020	2019
Computer equipment	$122,043	$118,476
Leasehold improvements	46,405	22,367
Furniture and fixtures	205,343	171,828
Office equipment	22,367	46,405
Property and equipment	396,158	359,077
Less: accumulated depreciation and amortization	(182,113)	(144,932)
Property and equipment, net	$214,045	$214,145

	June 30,	December 31,
	2020	2019
Domain names	$30,000	$30,000
Less: accumulated amortization	(8,500)	(7,500)
Intangible assets, net	$21,500	$22,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the six months ended June 30, 2020 and 2019 was approximately $271,000 and $254,269, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

F-36

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at June 30, 2020 and December 31, 2019, consists of the following:

	June 30,	December 31,
	2020	2019
Funded loans-in-process (1)	$308,244	$2,097,512
Deferred loan origination fees	757,588	1,441,471
Trade accounts payable	433,250	509,443
Accrued interest expense (2)	248,568	302,490
Accrued employee compensation	358,483	87,949
Other	37,113	163,251
Accounts payable and accrued expenses	$2,143,246	$4,602,116

(1)	Certain whole loans originated by the Company in 2019 and subsequently sold to institutional buyers were purchased at the contractual loan amount, which comprises both the principal amount disbursed to borrowers prior to the loan sale and any loan-in-process principal yet to be disbursed. “Funded loans in process” represents the obligation of the Company to disburse loan-in-process funds received from institutional buyers to borrowers for the underlying loans as draws are requested and approved.

(2)	“Accrued interest expense” includes interest related to corporate debt instruments other than Limited Recourse Obligations, including 2019 Subordinated Convertible Notes, the Revolver, GROUNDFLOOR Notes and other short-term notes payable as described in Note 7.

NOTE 7:	DEBT

Revolving Credit Facility

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement initially provided for revolving loans up to a maximum aggregate principal amount of $1,500,000, proceeds to be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission. Subsequent amendments to the credit agreement in 2016 and 2017 increased the aggregate commitments under the credit facility to $4,500,000.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which was capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is November 2, 2020. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date. The base contractual interest rate applicable throughout the six months ended June 30, 2020 and 2019, was the greater of 10.0 percent per annum and the weighted average underlying loan rate with respect to all underlying borrower loans funded under the Revolver. In the event that a loan funded using proceeds from the Revolver is not repaid in full on or before the repayment date for that loan, the contractual interest rate increases to the greater of 15.0 percent per annum or the underlying loan rate plus 3.0 percent.

F-37

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

As of December 31, 2019, the Company had approximately $7,000 of available borrowings and $10,493,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2019, the Company reflected approximately $33,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Condensed Consolidated Balance Sheets, was approximately $112,000 at December 31, 2019.

In March 2020, in connection with the novel coronavirus pandemic and the related tightening of credit markets, GROUNDFLOOR’s creditor informed the Company that it would cease funding of draws on the Revolver for an undefined period of time and replace the lost financing by expanding on other existing sources of lending capital, most importantly the GROUNDFLOOR Notes program. In response, the Company developed a plan to repay the outstanding principal and accrued interest on the Revolver. The outstanding principal and accrued interest on the Revolver were repaid in full in June 2020 and no outstanding balance remains as of June 30, 2020. At the time of issuance of these condensed consolidated financial statements, the future of the Revolver credit arrangement remains unknown.

2017 Subordinated Convertible Notes

In 2017, the Company issued subordinated convertible notes (the “2017 Subordinated Convertible Notes”) to Investors for total proceeds of $2,025,000. The 2017 Subordinated Convertible Notes bore interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest were originally due and payable on the earlier of September 24, 2018; the note agreement was subsequently amended to extend the maturity date to the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company.

In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the 2017 Note.

In 2018, a 2017 Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and approximately $27,600 in accrued interest at a 10% discount into 30,847 shares of common stock.

In 2019, additional holders of 2017 Subordinated Convertible Notes converted their holdings into common stock upon closing of financing transactions which qualified as Qualified Common Financing events. Noteholders converted $1,155,000 in principal and approximately $134,000 in accrued interest at a 10% discount to the offering price in the 2018 Common Stock Offering, which concluded in early 2019, into 143,223 shares of common stock. Noteholders also converted $50,000 in principal and approximately $10,000 in accrued interest at a 10% discount to the offering price in the 2019 Common Stock Offering into 4,440 shares of common stock.

The remaining outstanding 2017 Subordinated Convertible Notes matured on September 30, 2019. Certain noteholders received a cash payment at maturity for their aggregate invested principal of $450,000 and accrued interest of $76,000. Other noteholders with aggregate principal of $145,000 and accrued interest of approximately $11,000, elected, in lieu of a cash payment, to roll their holdings into newly issued 2019 Subordinated Convertible Notes in a non-cash transaction.

Outstanding principal on the Restated Convertible Notes was $0 as of June 30, 2020 and December 31, 2019.

F-38

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

2019 Subordinated Convertible Notes

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3,607,000. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $401,000 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the six months ended June 30, 2020, approximately $210,000 was amortized to interest expense in the Consolidated Statements of Operations.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $288,000 as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets. The Advances were paid in full during the six months ended June 30, 2020.

Principal of $3,607,000 and $3,607,000 on the 2019 Subordinated Convertible Notes, net of an unamortized discount of approximately $369,000 and $267,000, was outstanding as of June 30, 2020 and December 31, 2019, respectively. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $249,000 and $69,000 as of June 30, 2020 and December 31, 2019.

ISB Note Payable

On January 11, 2017, the Company entered into a promissory note and security agreement (the “2017 Note”) for a principal sum of $1,000,000. The contractual interest rate on the 2017 Note per the original agreement was 8.0% per annum until September 30, 2017, then 14.0% per annum thereafter until payment in full of the 2017 Note. The 2017 Note was subsequently amended in 2017 to increase the principal amount to $2,000,000 and specify the following repayment schedule: (i) $250,000, plus accrued but unpaid interest thereon, was due and payable on June 30, 2017; (ii) $250,000, plus any accrued but unpaid interest thereon, was due and payable on March 31, 2019; (iii) $500,000, plus any accrued but unpaid interest thereon, was due and payable on June 30, 2019; (iv) $500,000, plus any accrued but unpaid interest thereon, was due and payable on September 30, 2019; and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, was due and payable on December 31, 2019.

F-39

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

Additionally, in connection with a 2017 amendment to the 2017 Note, the Company agreed to issue warrants for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the 2017 Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the 2017 Note in connection with the third amendment to the 2017 Note is $2.40. Warrants issued in connection with the 2017 Note were measured at fair value and recorded at the time of issuance as a discount to the related debt instrument, then subsequently amortized to the Consolidated Statements of Operations through maturity of the 2017 Note. The Company recognized approximately $223,000 and $53,000, as a component of “General and administrative” expenses, related to amortization of warrants issued in connection with the 2017 Note for the years ended December 31, 2019 and 2018, respectively.

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1,000,000 of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement stated that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019. No principal or accrued interest thereon are therefore presented in the Company’s Condensed Consolidated Balance Sheets as of June 30, 2020 or December 31, 2019.

GROUNDFLOOR Notes

The Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors during the six months ended June 30, 2020 and year-ended December 31, 2019. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions.

During the six months ended June 30, 2020, there were 73 notes entered into with stated interest rates ranging from 3.0% to 8.0% and with terms ranging from 30 days to 12 months. The principal sum of $16,259,000 and $6,840,000 remained outstanding as of June 30, 2020 and December 31, 2019, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $13,000 and $114,000 at June 30, 2020 and December 31, 2019, respectively.

Other Short-term Notes Payable

On November 8, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 6.0% per annum. The outstanding principal and accrued interest were due and payable on February 6, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 500 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $5,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full at maturity in February 2020.

F-40

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

On December 19, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 13.5% per annum. The outstanding principal and accrued interest are due and payable on March 18, 2020, 90 days from the date of issuance. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $1,000 related to debt issuance costs, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, $2,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon as repaid in full at maturity in March 2020.

On December 20, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $250,000. The note bears simple interest at a stated annual rate of 6.0% per annum. The outstanding principal and accrued interest are due and payable on March 19, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 250 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $250,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $500 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon as repaid in full at maturity in March 2020.

Paycheck Protection Program Loan

The Paycheck Protection Program (“PPP”), established by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and sponsored by the U.S. Small Business Administration (“SBA”), is providing small businesses – sole proprietors, independent contractors, and, with certain industry exceptions, businesses with fewer than 500 employees – the opportunity to apply for a loan of up to $10 million to cover up to eight weeks of payroll costs, including benefits. Funds may also be used to cover interest on mortgage obligations, leases, and utilities incurred or in place before February 15, 2020. Based on current SBA guidance, PPP loans will be forgiven as long as (i) loan proceeds are used for covered expenses, (ii) full-time employee headcount is maintained during the eight-week period covered by the PPP loan and (iii) compensation for employees who earned less than $100,000 on an annualized basis in 2019 is not reduced by more than 25% during the covered period.

In April 2020, the Company obtained an $829,100 loan under the PPP. The Company plans to use the PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

NOTE 8:	STOCKHOLDERS’ Deficit

Capital Structure

Authorized Shares - As of December 31, 2019, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

F-41

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). The Company offered to existing common shareholders the opportunity to purchase additional shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock.

The 2020 Common Stock Offering closed on a rolling basis from February 2020 to April 2020. As a result of the offering, the Company received gross proceeds of approximately $538,720 in exchange for the issuance of 30,784 shares of common stock. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity.

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

F-42

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 9:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of Plan of 400,000 shares of common stock for issuance under the Plan. Of these shares, 52,784 shares are available for future stock option grants as of June 30, 2020.

During the six months ended June 30, 2020, the Company issued 7,200 stock options and no stock options were exercised.

As of June 30, 2020, there was approximately $459,600 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.9 years.

During the six months ended June 30, 2019, the Company issued 26,500 stock options and 2,000 stock options were exercised.

As of June 30, 2019, there was approximately $595,330 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.3 years.

The Company recorded $10,145 and $0 in non-employee and $104,925 and $74,634 in employee share-based compensation expense during the six months ended June 30, 2020 and 2019, respectively.

Warrants

The Company did not issue warrants during the six months ended June 30, 2020, for the purchase of common stock.

The Company issued 7,500 warrants during the six months ended June 30, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The warrants were issued in conjunction with the Note. The warrants were recorded for $101,615 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and $88,235 was amortized to interest expense in the six months ended June 30, 2019.

F-43

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (unaudited)

None of the warrants have been exercised as of June 30, 2020.

NOTE 10:	INCOME TAXES

The Company has incurred net operating losses since inception and is forecasting additional losses through December 31, 2020. Therefore, no United States federal, state, or foreign income taxes are expected for 2020 and none have been recorded as of June 30, 2020.

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018. Under Accounting Standards Codification 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Condensed Consolidated Statements of Operations. However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the six months ended June 30, 2020.

NOTE 11:	RELATED PARTY TRANSACTIONS

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. As of June 30, 2020 and December 31, 2019, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $417,000 and $423,000, respectively.

NOTE 12:	SUBSEQUENT EVENTS

In July 2020, the Company launched an offering of its Series B Preferred Stock at an offering price at $18.23 per share, with a minimum investment of $984, or 54 shares. At the time of issuance of these Condensed Consolidated Financial Statements, the Company has closed, on a rolling basis, approximately $1.3 million in new funds and continues to be open to new investment.

F-44

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Audited Consolidated Financial Statements

December 31, 2019 and 2018

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

December 31, 2019 and 2018

Independent Auditor’s Report

To the Board of Directors

Groundfloor Finance, Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Prior Period Consolidated Financial Statements

The consolidated financial statements of the Company as of December 31, 2019 and for the year then ended, were audited by other auditors whose report dated March 21, 2019, expressed an unmodified opinion on those statements.

F-45

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not earned any significant revenues since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management's plans in regard to that matter also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

March 16, 2020

F-46

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2019	2018
Assets
Current assets:
Cash	$1,699,196	$1,069,392
Loans to developers, net	73,851,996	38,761,717
Interest receivable on loans to developers	2,867,914	1,821,073
Other current assets	937,645	484,391
Total current assets	79,356,751	42,136,573
Property, equipment, software, website, and intangible assets, net	971,607	813,104
Other assets	42,603	63,906
Total assets	$80,370,961	$43,013,583
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$4,602,116	$2,493,158
Accrued interest on limited recourse obligations	2,251,926	1,372,474
Limited recourse obligations, net	53,124,759	31,719,205
Revolving credit facility	10,460,752	5,493,605
Convertible notes, net of discount of $368,526 and $0	3,238,474	1,800,000
Short-term notes payable	8,085,257	2,925,082
Total current liabilities	81,763,284	45,803,524
Other liabilities	136,819	60,765
Total liabilities	81,900,103	45,864,289
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Common stock, no par, 5,000,000 shares authorized, 2,102,720 and 1,732,585 issued and outstanding	10,564,771	6,125,264
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,802,895	1,083,572
Accumulated deficit	(21,467,774)	(17,630,508)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(1,529,142)	(2,850,706)
Total liabilities and stockholders’ deficit	$80,370,961	$43,013,583

See accompanying notes to consolidated financial statements

F-47

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2019	2018
Non-interest revenue:
Origination fees	$2,748,150	$1,183,583
Loan servicing revenue	1,964,284	988,203
Total non-interest revenue	4,712,434	2,171,786
Net interest income:
Interest income	6,323,801	3,178,629
Interest expense	(4,633,122)	(2,460,454)
Net interest income	1,690,679	718,175
Net revenue	6,403,113	2,889,961
Cost of revenue	(779,756)	(423,776)
Gross profit	5,623,357	2,466,185
Operating expenses:
General and administrative	2,514,202	1,736,515
Sales and customer support	2,939,149	2,456,875
Development	1,125,071	1,006,840
Regulatory	208,874	193,538
Marketing and promotions	1,515,558	2,169,567
Total operating expenses	8,302,854	7,563,335
Loss from operations	(2,679,497)	(5,097,150)
Interest expense	1,157,769	1,003,505
Net loss	$(3,837,266)	$(6,100,655)

See accompanying notes to consolidated financial statements

F-48

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

	Series A		Series Seed							Total
	Convertible		Convertible				Additional		Stock	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	(Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ deficit as of December 31, 2017	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)
Shares issued in the 2019 Common Stock Offering, net of offering costs	-	-	-	-	214,535	3,073,307	-	-	-	3,073,307
Shares issued upon conversion of convertible notes	-	-	-	-	147,663	1,348,821	-	-	-	1,348,821
Exercise of stock options	-	-	-	-	7,937	17,379	-	-	-	17,379
Share-based compensation expense and warrants	-	-	-	-	-	-	318,545	-	-	318,545
Beneficial conversion feature on sale of convertible notes							400,778			400,778
Net loss	-	-	-	-	-	-	-	(3,837,266)	-	(3,837,266)
Stockholders’ deficit as of December 31, 2019	747,373	$4,962,435	568,796	$2,609,091	2,102,720	$10,564,771	$1,802,895	$(21,467,774)	$(560)	$(1,529,142)

See accompanying notes to consolidated financial statements

F-49

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(3,837,266)	$(6,100,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	481,533	375,532
Share-based compensation	401,930	281,143
Noncash interest expense	85,089	73,388
Loss (gain) on sale of real estate owned	-	7,963
Origination of loans held for sale	(13,659,207)	(672,491)
Proceeds from sales of loans held for sale	15,320,281	672,491
Conversion of beneficial interests	-	181,347
Changes in operating assets and liabilities:
Other assets	(133,042)	41,492
Interest receivable on loans to developers	(1,085,699)	(3,161,729)
Accounts payable and accrued expenses	2,308,919	731,383
Accrued interest on limited recourse obligations	887,310	2,439,597
Net cash used in operating activities	769,848	(5,130,539)
Cash flows from investing activities
Loan payments to developers	(87,710,983)	(45,914,339)
Repayments of loans from developers	46,214,398	26,131,470
Proceeds from sale of properties held for sale	2,018,836	1,818,857
Purchases of computer equipment and furniture and fixtures	(50,373)	(220,489)
Payments of software and website development costs	(569,749)	(487,100)
Net cash used in investing activities	(40,097,871)	(18,671,601)
Cash flows from financing activities
Proceeds from limited recourse obligations	72,042,001	43,135,416
Repayments of limited recourse obligations	(47,889,960)	(28,997,881)
Payment of deferred financing costs	(61,250)	(10,000)
Borrowings from the revolving credit facility	58,820,632	37,369,522
Repayments on the revolving credit facility	(53,827,652)	(34,870,261)
Proceeds from issuance of short-term notes payable	24,070,230	1,801,200
Repayments of short-term notes payable	(17,260,860)	(520,100)
Proceeds from issuance of convertible notes	3,174,000	-
Repayments of convertible notes	(450,000)	-
Repayment of 2017 Note	(1,750,000)	-
Proceeds from Regulation A+ common stock offering, net of offering costs	3,073,307	4,103,670
Proceeds from issuance of shares in a private placement	-	1,500,000
Exercise of stock options	17,379	5,796
Net cash provided by financing activities	39,957,827	23,517,362
Net increase (decrease) in cash	629,804	(284,778)
Cash as of beginning of the year	1,069,392	1,354,170
Cash as of end of the year	$1,699,196	$1,069,392
Supplemental cash flow disclosures:
Cash paid for interest	$1,218,759	$650,528
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$2,015,376	$2,071,840
Write-down of loans to developers, net and limited recourse obligations, net	484,282	438,660
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	224,106	195,240
Conversion of convertible notes payable and accrued interest converted into common stock	1,348,821	277,617
Reduction to allowance for loan to developers and limited recourse obligations	-	90,000
Issued warrants in connection with notes payable	139,896	124,500
Issued advance agreements for convertible notes payable	288,000	-

See accompanying notes to consolidated financial statements

F-50

GROUNDFLOOR REAL ESTATE 1, LLC

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “GROUNDFLOOR,” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC and Groundfloor Real Estate 2 LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of the issuance date but subsequent to the date of these financial statements, the Company has commenced an equity offering through which it may raise up to $5.0 million in new financing. At the time of issuance, the Company has closed on approximately $0.3 million in new financing. See Note 13, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

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GROUNDFLOOR REAL ESTATE 1, LLC

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

Effective for 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing. Consequently, there was no transition adjustment required on the accompanying financial statements for adopting Topic 606.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 5.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when formal closing has occurred and funds have transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred.

Loan Servicing Revenue

Loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected. Direct costs to service Loans are recorded as expenses as incurred.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the years ended December 31, 2019 and 2018.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding Investor Georgia Notes (if issued by Groundfloor GA) or LROs (if issued by Groundfloor Finance Inc.) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations, net” refers to both Georgia Notes and LROs. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. LROs are the Company’s currently registered securities. Both Georgia Notes and LROs represent similar obligations of the Company.

F-52

GROUNDFLOOR REAL ESTATE 1, LLC

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2019 and 2018. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” are originally recorded at outstanding principal, then subsequently increased as additional draws are disbursed to developers. “Limited recourse obligation, net” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans, then subsequently increased as those funds are disbursed to developers. Funds committed by investors in LROs but not yet disbursed to developers on the underlying Loans were approximately $8,218,000 and $5,381,000, as of December 31, 2019 and 2018, respectively. These funds are netted against gross balances of approximately $61,343,000 and $37,100,000 as of December 31, 2019 and 2018, respectively, on the accompanying Consolidated Balance Sheets.

The interest rate associated with a Loan is the same as the interest rate associated with the corresponding Georgia Notes or LROs.

The Company’s obligation to pay principal and interest on a Georgia Note or LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net.” Amounts collected related to a defaulted Loan are returned to the Investors based on their pro rata portion of the corresponding Georgia Notes or LROs, if applicable, less collection costs incurred by the Company.

The Investors may remit funds through the Company’s online portal prior to the actual Loan being closed. These funds are held in an escrow account controlled by a major bank and are not recognized as an LRO until the Loan is closed and funds are transferred to the Developer, which occurs through an EFT transaction. Each Investor escrow account receives FDIC insurance coverage on cash balances subject to normal FDIC coverage rules.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed and funds have been disbursed to borrowers. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 90 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers, net” and “Limited recourse obligations, net” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

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Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of approximately $2,720,000 and $500,000 as of December 31, 2019 and 2018, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of approximately $2,720,000 and $500,000 as of December 31, 2019 and 2018, respectively.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers the Company’s website. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation and operation stages are expensed as incurred. Capitalized software development costs are amortized over the estimated useful life of the related software. The Company recognized approximately $415,000 and $328,000 in expense related to amortization of software development costs for the years ended December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, leasehold improvements, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

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Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of Company’s domain names. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis. The Company recognized approximately $2,000 in amortization expense during the years ended December 31, 2019 and 2018.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

For the year ended December 31, 2019, offering costs of approximately $41,000 incurred in connection with the 2019 Common Stock Offering have been deferred and charged against the gross proceeds of the offering in stockholders’ equity.

For the year ended December 31, 2018, offering costs of approximately $125,000 incurred in connection with the 2018 Common Stock Offering were deferred and charged against the gross proceeds of the offering in stockholders’ equity.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred approximately $274,000 and $700,000 in advertising costs during the years ended December 31, 2019 and 2018, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred approximately $248,000 and $139,000 in rent expense for office facilities during the years ended December 31, 2019 and 2018, respectively.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

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The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic: 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which became effective for the Company on January 1, 2019. The amendment changes the accounting for equity investments, changes disclosure requirements related to instruments at amortized cost and fair value, and clarifies how entities should evaluate deferred tax assets for securities classified as available for sale. Affected entities should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The guidance in these pronouncements related to equity investments and deferred tax assets for securities classified as available for sale did not have a material effect on the Company’s Consolidated Financial Statements. The guidance further eliminates a requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public entities, and eliminates a requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost. The adoption of this standard did not have a material effect on the Company’s Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), in July 2018 and the issuance of ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), in July 2018. The guidance in these pronouncements will be effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the effect of this guidance on the Company’s Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The FASB subsequently issued a number of pronouncements amending or clarifying ASU 2016-13, including the following: in November 2018, Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”); in May 2019, Accounting Standards Update 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (“ASU 2019-05”); in November 2019, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”); and in November 2019, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2019-11”). ASU 2016-13 and the subsequent related pronouncements significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. For public business entities that meet the definition of an SEC filer, ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019; for all other public business entities, the guidance is effective for fiscal years beginning after December 15, 2020; for all other entities (private companies, not-for-profit organizations, and employee benefit plans), the guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) and in November 2016 issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The ASUs will be effective January 1, 2019, and amend the existing accounting standards for the statement of cash flows. The amendments provide guidance on the following nine cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; separately identifiable cash flows and application of the predominance principle; and restricted cash. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements in the periods presented.

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GROUNDFLOOR REAL ESTATE 1, LLC

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2019-08, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements—Share-Based Consideration Payable to a Customer (“ASU 2019-08”) in November 2019. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The Company has adopted the guidance of ASU 2018-07 and subsequent related pronouncements by measuring the nonemployee share-based payments awards at the grant-date fair value of the equity instruments, in accordance with the guidance. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2019 and 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$5,356,177	$115,256	$350,000	$5,821,433
B	15,610,763	1,992,394	528,367	18,131,524
C	33,204,844	2,147,561	3,879,901	39,232,306
D	10,624,400	314,319	1,717,097	12,655,816
E	640,916	-	90,000	730,916
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2019	$65,437,100	$4,569,530	$6,565,365	$76,571,996

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2019, the Company placed Loans of approximately $6,565,000 recorded to “Loans to developers, net” on nonaccrual status.

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The following table presents an analysis of past due Loans as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$65,884,046	$730,000	$65,154,046
Less than 90 days past due	5,792,759	240,000	5,552,759
More than 90 days past due	4,895,191	1,750,000	3,145,996
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, net
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2019:

Balance
Nonaccrual loans	$6,565,365
Fundamental default not included above	-
Total impaired loans	6,565,365

Interest income recognized on impaired loans	$173,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2019:

Balance
Principal loan balance	$6,565,365

Related allowance	$2,020,000
Average recorded investment	$205,000

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

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The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,033,00

Related allowance	$500,000
Average recorded investment	$230,000

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs.

The following table presents “Loans to developers, net” by performance state as of December 31, 2019 and 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$65,437,101	$630,000	$64,807,101
Workout	4,569,530	70,000	4,499,530
Fundamental default	6,565,365	2,020,000	4,545,365
Total as of December 31, 2019	$76,571,996	$2,720,000	$73,851,996

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

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GROUNDFLOOR REAL ESTATE 1, LLC

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2019 and 2018:

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	2,750,000
Loans charged off	(530,000)
Outstanding as of December 31, 2019	$2,720,000
Period-end amount allocated to:
Loans evaluated individually for impairment	$1,860,000
Loans evaluated collectively for impairment	160,000
General population of loans, other than those specifically identified	700,000
Balance, December 31, 2018	$2,720,000
Loans:
Loans evaluated individually for impairment	$3,456,044
Loans evaluated collectively for impairment	3,109,321
General population of loans, other than those specifically identified	70,006,631
Balance, December 31, 2019	$76,571,996

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans evaluated individually for impairment	400,000
Loans evaluated collectively for impairment	100,000
General population of loans, other than those specifically identified	-
Balance, December 31, 2018	$500,000
Loans:
Loans evaluated individually for impairment	887,000
Loans evaluated collectively for impairment	2,146,000
General population of loans, other than those specifically identified	36,228,717
Balance, December 31, 2018	$39,261,717

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NOTE 4:	OTHER CURRENT ASSETS

“Other current assets” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Due from related party (1)	$417,381	$-
Advance agreements (2)	288,000	-
Other real estate owned (3)	210,962	418,379
Rent deposit, current portion	21,302	21,300
Unbilled servicing revenue	-	25,127
Other	-	19,585
Other current assets	$937,645	$484,391

(1)	Loan and accrued interest receivable from a related party. Refer to Note 11 – Related Party Transactions.

(2)	Advance agreements for the purchase of 2019 Subordinated Convertible Notes. Refer to Note 7 – Debt.

(3)	During the year ended December 31, 2019 the Company transferred $2,015,376 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operations from this transfer. The Company recorded a decrease of approximately $439,000 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Software and website development costs	$1,874,742	$1,304,993
Less: accumulated amortization	(1,139,780)	(725,255)
Software and website development costs, net	$734,962	$579,738

	2019	2018
Computer equipment	$118,476	$96,165
Leasehold improvements	22,367	12,530
Furniture and fixtures	171,828	134,548
Office equipment	46,405	45,548
Property and equipment	359,077	288,791
Less: accumulated depreciation and amortization	(144,932)	(79,925)
Property and equipment, net	$214,145	$208,866

	2019	2018
Domain names	$30,000	$30,000
Less: accumulated amortization	(7,500)	(5,500)
Intangible assets, net	$22,500	$24,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2019 and 2018 was approximately $482,000 and $376,000, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

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NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2019 and 2018, consists of the following:

	2019	2018
Funded loans-in-process (1)	$2,097,512	$-
Deferred loan origination fees	1,441,471	867,950
Trade accounts payable	509,443	762,148
Accrued interest expense (2)	302,490	360,325
Accrued employee compensation	87,949	80,243
Other	163,251	422,492
Accounts payable and accrued expenses	$4,602,116	$2,493,158

(1)	Certain whole loans originated by the Company in 2019 and subsequently sold to institutional buyers were purchased at the contractual loan amount, which comprises both the principal amount disbursed to borrowers prior to the loan sale and any loan-in-process principal yet to be disbursed. “Funded loans in process” represents the obligation of the Company to disburse loan-in-process funds received from institutional buyers to borrowers for the underlying loans as draws are requested and approved.

(2)	“Accrued interest expense” includes interest related to corporate debt instruments other than Limited Recourse Obligations, including 2019 Subordinated Convertible Notes, the Revolver, GROUNDFLOOR Notes and other short-term notes payable as described in Note 7.

NOTE 7:	DEBT

Revolving Credit Facility

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement initially provided for revolving loans up to a maximum aggregate principal amount of $1,500,000, proceeds to be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission. Subsequent amendments to the credit agreement in 2016 and 2017 increased the aggregate commitments under the credit facility to $4,500,000.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which was capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On August 8, 2019, the Company increased the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000. In connection with the increase the Company paid a $30,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On October 1, 2019, the Company increased the Revolving Credit Commitments thereunder from $8,500,000 to $10,500,000. In connection with the increase the Company paid a $20,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is November 2, 2020. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date. The base contractual interest rate applicable throughout the years ended December 31, 2019 and 2018, was the greater of 10.0 percent per annum and the weighted average underlying loan rate with respect to all underlying borrower loans funded under the Revolver. In the event that a loan funded using proceeds from the Revolver is not repaid in full on or before the repayment date for that loan, the contractual interest rate increases to the greater of 15.0 percent per annum or the underlying loan rate plus 3.0 percent.

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As of December 31, 2019, the Company had approximately $7,000 of available borrowings and $10,493,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2019, the Company reflected approximately $33,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. As of December 31, 2018, the Company reflected approximately $7,000 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Amortization of these costs was approximately $24,000 and $4,000 for the years ended December 31, 2019 and 2018, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $112,000 and $111,000 at December 31, 2019 and 2018, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at December 31, 2019.

2017 Subordinated Convertible Notes

In 2017, the Company issued subordinated convertible notes (the “2017 Subordinated Convertible Notes”) to Investors for total proceeds of $2,025,000. The 2017 Subordinated Convertible Notes bore interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest were originally due and payable on the earlier of September 24, 2018; the note agreement was subsequently amended to extend the maturity date to the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company.

In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the 2017 Note.

In 2018, a 2017 Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and approximately $27,600 in accrued interest at a 10% discount into 30,847 shares of common stock.

In 2019, additional holders of 2017 Subordinated Convertible Notes converted their holdings into common stock upon closing of financing transactions which qualified as Qualified Common Financing events. Noteholders converted $1,155,000 in principal and approximately $134,000 in accrued interest at a 10% discount to the offering price in the 2018 Common Stock Offering, which concluded in early 2019, into 143,223 shares of common stock. Noteholders also converted $50,000 in principal and approximately $10,000 in accrued interest at a 10% discount to the offering price in the 2019 Common Stock Offering into 4,440 shares of common stock.

The remaining outstanding 2017 Subordinated Convertible Notes matured on September 30, 2019. Certain noteholders received a cash payment at maturity for their aggregate invested principal of $450,000 and accrued interest of $76,000. Other noteholders with aggregate principal of $145,000 and accrued interest of approximately $11,000, elected, in lieu of a cash payment, to roll their holdings into newly issued 2019 Subordinated Convertible Notes in a non-cash transaction.

Outstanding principal on the Restated Convertible Notes was $0 and $1,800,000 at December 31, 2019 and 2018, respectively. Accrued interest on the 2017 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $0 and approximately $186,000 at December 31, 2019 and 2018, respectively.

2019 Subordinated Convertible Notes

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3,607,000. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

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Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $401,000 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the year ended December 31, 2019, approximately $32,000 was amortized to interest expense in the Consolidated Statements of Operations.

Certain investors in 2019 Subordinated Convertible Notes purchased their shares through the issuance of advance agreements to the Company (“Advances”). The Advances accrue interest at a rate of 10% per annum and are payable to the Company within an initial term of 30 days, with an investor option to extend the term by 30 days, after which the Advances begin accruing interest at a rate of 14% per annum. The funds advanced to the investors are subject to recourse by the Company against the investors. The Advances, with principal sum of $288,000 as of December 31, 2019, are recorded as a component of “Other current assets” in the Company’s Consolidated Balance Sheets.

Principal of $3,607,000 on the 2019 Subordinated Convertible Notes, net of an unamortized discount of approximately $369,000, was outstanding as of December 31, 2019. Accrued interest on the 2019 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $69,000 as of December 31, 2019.

ISB Note Payable

On January 11, 2017, the Company entered into a promissory note and security agreement (the “2017 Note”) for a principal sum of $1,000,000. The contractual interest rate on the 2017 Note per the original agreement was 8.0% per annum until September 30, 2017, then 14.0% per annum thereafter until payment in full of the 2017 Note. The 2017 Note was subsequently amended in 2017 to increase the principal amount to $2,000,000 and specify the following repayment schedule: (i) $250,000, plus accrued but unpaid interest thereon, was due and payable on June 30, 2017; (ii) $250,000, plus any accrued but unpaid interest thereon, was due and payable on March 31, 2019; (iii) $500,000, plus any accrued but unpaid interest thereon, was due and payable on June 30, 2019; (iv) $500,000, plus any accrued but unpaid interest thereon, was due and payable on September 30, 2019; and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, was due and payable on December 31, 2019.

Additionally, in connection with a 2017 amendment to the 2017 Note, the Company agreed to issue warrants for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the 2017 Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the 2017 Note in connection with the third amendment to the 2017 Note is $2.40. Warrants issued in connection with the 2017 Note were measured at fair value and recorded at the time of issuance as a discount to the related debt instrument, then subsequently amortized to the Consolidated Statements of Operations through maturity of the 2017 Note. The Company recognized approximately $223,000 and $53,000, as a component of “General and administrative” expenses, related to amortization of warrants issued in connection with the 2017 Note for the years ended December 31, 2019 and 2018, respectively.

On April 1, 2019, the 2017 Note was amended and restated for a fee of $10,000, to be deferred and amortized over the life of the 2017 Note. The stated interest rate under the amended and restated promissory note and security agreement (“Restated Note”) was increased to 14%. Under the terms of the Restated Note, $50,000 of the principal amount plus any accrued but unpaid interest thereon was due and payable commencing on April 30, 2019, and each month thereafter; $1,000,000 of the principal amount plus any accrued but unpaid interest was due and payable on September 30, 2019; and any remaining outstanding principal and accrued interest was due and payable on December 31, 2020. The agreement stated that the Company may prepay the 2017 Note without premium or penalty.

In 2019, the Company made five payments of principal and accrued interest as outlined in the Restated Note agreement. The Company then prepaid the outstanding principal on the Restated Note in full, with accrued interest, on September 24, 2019.

As of December 31, 2019 and 2018, respectively, the principal sum of $0 and $1,750,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. For December 31, 2018, the balance is presented net of deferred financing fees of approximately $15,000, and debt discount of $91,000, amortizable over the amended term of the 2017 Note. Amortization of deferred financing costs was approximately $25,000 for the year ended December 31, 2019. Amortization of the related debt discount was $223,000 for the year ended December 31, 2019.

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Accrued interest on the 2017 Note, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $0 and $63,000 at December 31, 2019 and 2018, respectively.

GROUNDFLOOR Notes

During the years ended December 31, 2019 and 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions.

During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and with terms ranging from 30 days to 90 days.

During the year ended December 31, 2019, there were 105 notes entered into with stated interest rates ranging from 3.0% to 8.0% and with terms ranging from 30 days to 12 months. The principal sum of $6,840,000 and $1,281,000 remains outstanding as of December 31, 2019 and 2018, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $114,000 and $4,000 at December 31, 2019 and 2018, respectively.

Other Short-term Notes Payable

On November 8, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 6.0% per annum. The outstanding principal and accrued interest were due and payable on February 6, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 500 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $5,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets. This note and accrued interest thereon was repaid in full subsequent to the date of these Consolidated Financial Statements in accordance with the terms of the agreement.

On December 19, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $500,000. The note bears simple interest at a stated rate of 13.5% per annum. The outstanding principal and accrued interest are due and payable on March 18, 2020, 90 days from the date of issuance. As of December 31, 2019, the outstanding principal of $500,000, net of an unamortized discount of approximately $1,000 related to debt issuance costs, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, $2,000 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets.

On December 20, 2019, the Company entered into a short-term note agreement with an investor for a principal sum of $250,000. The note bears simple interest at a stated annual rate of 6.0% per annum. The outstanding principal and accrued interest are due and payable on March 19, 2020, 90 days from the date of issuance. As part of the issuance, the investor also received 250 detachable warrants for the purchase of common stock. The Company has allocated the proceeds of the note issuance between the debt instrument and the detachable warrants based on their relative fair values. The amount allocated to the warrants was classified as a component of stockholders’ equity and recorded as a debt discount in the Consolidated Balance Sheets, which will be amortized to interest expense over the term of the note. As of December 31, 2019, the outstanding principal of $250,000, net of an unamortized discount of approximately $2,000, are presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the note, approximately $500 as of December 31, 2019, is presented in “Accounts payable and accrued expenses” in the Consolidated Balance Sheets.

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GROUNDFLOOR REAL ESTATE 1, LLC

NOTE 8:	STOCKHOLDERS’ Deficit

Capital Structure

Authorized Shares - As of December 31, 2019, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,700. The Company incurred offering costs of approximately $125,000 related to the 2018 Common Stock Offering.

In conjunction with the 2018 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2018, approximately $278,000 in notes principal and accrued interest were converted into 30,847 shares of common stock. In 2019, approximately $1,289,000 in notes principal and accrued interest were converted into 143,223 shares of common stock.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

In January 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company.

The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

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Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 9:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of Plan of 400,000 shares of common stock for issuance under the Plan. Of these shares, 52,784 shares are available for future stock option grants as of December 31, 2019.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2019 and 2018.

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The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2019	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	1.9%	2.1%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$9.77	$7.54

For the Year Ended December 31, 2018	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	3.0%	2.8%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$6.71	$5.65

The following summarizes the stock option activity for the years ended December 31, 2019 and 2018:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2017	234,283	$1.88
Exercised	(2,415)	2.40
Terminated	(10,419)	4.81
Granted	98,476	10.41
Outstanding as of December 31, 2018	319,925	$4.40
Exercised	(7,937)	2.19
Terminated	(50,030)	5.52
Granted	62,250	15.00
Outstanding as of December 31, 2019	324,208	$6.25	7.1	$2,836,000
Exercisable as of December 31, 2019	217,959	3.18	6.1	$2,577,000
Expected to vest after December 31, 2019	106,249	12.56	9.1	$259,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2019:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	64,000	4.0	64,000
1.87	43,857	5.6	43,857
2.40	74,000	7.3	67,836
3.99	10,000	4.8	10,000
10.00	39,975	8.5	17,925
12.00	33,501	9.0	9,695
15.00	58,875	9.6	4,646
	324,208		217,959

As of December 31, 2019, there was approximately $667,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.9 years. The total intrinsic value of stock option awards exercised was approximately $102,000 during the fiscal year ended December 31, 2019.

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The Company recorded approximately $3,000 and $54,000 in non-employee and $176,000 and $192,000 in employee share-based compensation expense during 2019 and 2018, respectively.

Warrants

The Company issued 16,000 warrants during the year ended December 31, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The estimated fair value of the warrants was approximately $124,500 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.9%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $7.79 per warrant.

The Company issued 10,550 warrants during the year ended December 31, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 or $15.00 with a contractual term of ten years. The estimated fair value of the warrants was approximately $140,000 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions: risk-free interest rate of 2.5%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%. These assumptions yielded a weighted average fair value of $13.27 per warrant.

During the years ended December 31, 2019 and 2018, respectively, 9,800 and 16,000 warrants were issued in connection with the 2017 Note. These warrants were measured at fair value and recorded as a discount to “Long-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to expense over the remaining term of the 2017 Note. Upon full repayment and retirement of the 2017 Note in 2019, any unamortized discount at the time of repayment was amortized. The Company recognized expense of approximately $223,000 and $54,000 related to amortization of the 2017 Note warrant discount for the years ended December 31, 2019 and 2018, as a component of “General and administrative” in the Consolidated Statements of Operations.

The remaining 750 warrants issued in 2019 were issued were issued in conjunction with the issuance of short-term notes payable in November and December 2019. These warrants have been measured at fair value and recorded as a discount to “Short-term notes payable,” with a corresponding increase to “Additional paid-in capital.” The discount will be amortized to interest expense over the remaining term of the corresponding notes. The Company recognized expense of approximately $3,000 related to amortization of these warrant discounts for the year ended December 31, 2019.

None of the outstanding warrants have been exercised as of December 31, 2019.

NOTE 10:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2019 and 2018, are as follows:

	2019	2018
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$5,141,000	$4,473,000
Accrued expenses	23,000	21,000
Share-based compensation	141,000	82,000
Accrued interest	203,000	94,000
Research and development credit	25,000	25,000
Depreciation and amortization	(37,000)	(31,000)
Valuation allowance	(5,496,000)	(4,664,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $832,000 and $1,597,000, respectively, during the years ended December 31, 2019 and 2018.

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As of December 31, 2019, the Company has federal and state net operating loss carryforwards of approximately $20,408,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. In general, a corporation’s ability to utilize its NOL and research and development credit carryforwards may be substantially limited due to the ownership change limitations as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), as well as similar state provisions. The federal and state Section 382 and 383 limitations may limit the use of a portion of the Company’s domestic NOL and tax credit carryforwards. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2019 and 2018 as follows:

	2019		2018
	Amount	% of Pre-Tax Earnings	Amount	% of Pre-Tax Earnings
Income tax expense (benefit) at statutory rate	$(806,000)	(21.0)%	$(1,281,000)	(21.0)%
State taxes (net of federal benefit)	(161,000)	(4.6)%	(278,000)	(4.6)%
Non-deductible expenses	135,000	(0.6)%	(38,000)	(0.6)%
Change in valuation allowance	832,000	26.2%	1,597,000	26.2%
Provision for income tax expense	$-	0.0%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2019 and 2018, the Company had no accrued interest related to uncertain tax positions.

NOTE 11:	RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s 2017 Note holder, ISB Development Corp., is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (“2017 Note”) and subsequent amendments. The 2017 Note was repaid in full in 2019. See Note 7 for further discussion of and disclosure related to the 2017 Note.

The Company also issued a short-term note in November 2019 to ISB Development Corp. for a principal sum of $500,000. See Note 7, under the heading “Other short-term notes payable,” for further discussion and disclosure related to the related party note.

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. As of December 31, 2019, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $417,000.

NOTE 12:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was approximately $247,000 and $61,000 for the years ended December 31, 2019 and 2018, respectively.

As of December 31, 2019, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2020	$265,261
2021	273,219
2022	281,416
2023	289,858
2024	98,777
$1,208,531

F-70

GROUNDFLOOR REAL ESTATE 1, LLC

NOTE 13:	SUBSEQUENT EVENTS

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. At the time of issuance, the 2020 Common Stock Offering remains open and is accepting new investments. Company has closed on approximately $0.3 million in new financing through this offering through the date of issuance of these Consolidated Financial Statements.

In February 2020, the Company repaid a short-term note payable at maturity, including $500,000 in principal and approximately $8,000 in accrued interest.

F-71

GROUNDFLOOR REAL ESTATE 1, LLC

PART III — EXHIBITS

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
2.1	GRE 1 Articles of Organization		1-A/A	024-10671	2.1	January 25, 2017
2.2	GRE 1 Operating Agreement		1-A/A	024-10671	2.2	January 25, 2017
2.3	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015
2.4	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015
3.1	Form of Investor Agreement		1-A/A	024-11094	3.1	October 7, 2019
3.2	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015
3.3	Form of Preferred Stock Voting Agreement		1-A/A		3.2	February 7, 2018
3.4	Common Stock Voting Agreement		1-A/A		3.3	February 7, 2018
3.5	Common Stock Subscription Agreement		1-A/A		3.4	February 7, 2018
4.1	Standard Form of LRO Agreement		1-A/A	024-11094	4.1	October 7, 2019
6.1	Form of Loan Agreement		1-A/A	024-11094	6.1	October 7, 2019
6.2	Form of Promissory Note		1-A/A	024-11094	6.2	October 7, 2019
6.3	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015
6.4	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015
6.5	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015
6.6	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015
6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015
6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015
6.9	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015
6.10	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015
6.11	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015
6.12	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017
6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.11	February 7, 2018
6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A POS	024-10758	6.12	February 7, 2018
6.15	Amended and Restated Credit Agreement, dated April 4, 2018 by and among Groundfloor Holdings GA, LLC and ACM Alamosa DA LLC		1-A/A	024-11188	6.13	June 15, 2020
10.1	Power of attorney (GRE 1)
10.2	Power of attorney (Groundfloor Finance)		1-A	024-10758	10.1	October 30, 2017
11.1	Consent of Cherry Bekaert LLP		1-A POS	024-11094	11.1	August 14, 2020
11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X
11.3	Consent of Hughes Pittman & Gupton, LLP		1-A POS	024-11094	11.3	July 2, 2020
12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

GROUNDFLOOR REAL ESTATE 1, LLC

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 13, 2020.

GROUNDFLOOR FINANCE INC. for GROUNDFLOOR REAL ESTATE 1, LLC

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2020
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 13, 2020
Nick Bhargava

*	Director	October 13, 2020
Sergei Kouzmine

*	Director	October 13, 2020
Bruce Boehm

*	Director	October 13, 2020
Michael Olander Jr.

*	Director	October 13, 2020
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact